UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Gibraltar Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

March 31, 2025
Dear Fellow Stockholders of Gibraltar:
As we move into 2025, we would like to thank you for your continued support as a Gibraltar stockholder. It is our pleasure to invite you to attend the 2025 Annual Meeting of Stockholders of Gibraltar Industries, Inc. to be held on Wednesday, April 30, 2025 at 11:00 A.M., Eastern Time, online at www.virtualshareholdermeeting.com/ROCK2025.
We are proud to share our corporate governance story in the following pages of the accompanying Proxy Statement. In 2024, we continued our commitment to a Board composition that reflects an effective mix of business expertise, company knowledge, and diverse perspectives, with the right balance between board refreshment and continuity. In line with this commitment, we were pleased to announce the addition of James Metcalf to our Board in October 2024. James, the former Chairman, Chief Executive Officer and President of Cornerstone Building Brands, Inc., brings a wealth of senior leadership, marketing, and operational expertise to the Board, providing critical insights and guidance as we continue to transform Gibraltar and create value for you as a stockholder.
The Annual Meeting is critical to our corporate governance process and to affirming the direction of our Company. The accompanying Proxy Statement provides you with important information about our Board of Directors and executive officers. Additionally, the Proxy Statement informs you of steps we are taking to fulfill our responsibilities to you as a stockholder.
The accompanying Proxy Statement provides information relating to the proposals that require your vote. If you hold shares through a brokerage firm, please note that your broker cannot vote on most of the proposals to be acted on at the Annual Meeting without your instruction. Your vote is very important to us and we encourage you to vote promptly using one of the voting methods described in the accompanying Proxy Statement. Our Board of Directors recommends that stockholders vote FOR all proposals. On behalf or our management team and our Board of Directors, we want to thank you for your continued support and confidence in Gibraltar Industries, Inc.

Sincerely,

William T. Bosway Chairman of the Board, President and Chief Executive Officer	Atlee Valentine Pope Lead Independent Director

We advance the art and science of making and celebrate the people that make life better.

3556 Lake Shore Road PO Box 2028 Buffalo, New York 14219-0228 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 2025

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, April 30, 2025, at 11:00 A.M., Eastern Time (the “2025 Annual Meeting”). The 2025 Annual Meeting will be held in virtual meeting format. You can attend the 2025 Annual Meeting online, vote your shares electronically and submit your questions during the meeting, by visiting www.virtualshareholdermeeting.com/ROCK2025. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. The 2025 Annual Meeting will be held for the following purposes:
1.Election of eight Director nominees named in the accompanying proxy statement, each to hold office for a one-year term until the 2026 annual meeting of stockholders (the "2026 Annual Meeting") or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service.
2.Advisory approval of the Company's executive compensation (the "Say-on-Pay" vote).
3.Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law.
4.Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.
5.Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on March 17, 2025, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2025 Annual Meeting or any adjournment or postponement thereof.
Even if you plan to participate in the 2025 Annual Meeting, please promptly vote in advance of the meeting by following the instructions in the proxy card or voting instruction form. Voting in advance of the 2025 Annual Meeting does not deprive you of your right to virtually attend the 2025 Annual Meeting and to vote your shares electronically during the meeting.

By Order of the Board of Directors

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
March 31, 2025

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held April 30, 2025
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the fiscal year 2024 Annual Report are available at www.proxyvote.com.

1	PROXY SUMMARY
5	PROPOSAL 1 - ELECTION OF DIRECTORS
12	CORPORATE GOVERNANCE
20	CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT AND PRACTICES
22	NON-EMPLOYEE DIRECTOR COMPENSATION
25	DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
26	PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
28	COMPENSATION DISCUSSION AND ANALYSIS
28	Executive Summary
29	2024 Say-on-Pay Vote Results and Response
30	Compensation Philosophy and Pay-for-Performance
31	Distinguishing Awarded Compensation from Realized Compensation
33	Design of the Executive Compensation Program
34	Elements of Our Executive Compensation Program
40	Long-Term Incentive Compensation Grant Practices
41	Clawback Policy
41	Executive Stock Ownership Policy
42	Hedging and Pledging Company Securities Policy
42	Tax Considerations
42	COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
43	COMPENSATION OF EXECUTIVE OFFICERS
43	Summary Compensation Table for 2024, 2023, and 2022
45	Grants of Plan-Based Awards in 2024
47	Outstanding Equity Awards at Fiscal Year End 2024
48	Option Exercises and Stock Vested in 2024
48	Non-qualified Deferred Compensation for 2024
49	Pay Ratio
49	Pay Versus Performance
53	Potential Payments on Termination or Change in Control
57	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
59	PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW
60	PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
61	INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
62	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
62	AUDIT AND RISK COMMITTEE REPORT
63	ADDITIONAL INFORMATION
65	EQUITY COMPENSATION PLAN INFORMATION
66	STOCKHOLDERS' PROPOSALS
66	HOUSEHOLDING OF ANNUAL MEETING MATERIALS
66	AVAILABILITY OF FISCAL YEAR 2024 ANNUAL REPORT TO STOCKHOLDERS
67	OTHER MATTERS
A-1	APPENDIX A - CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF GIBRALTAR INDUSTRIES, INC.
B-1	APPENDIX B - NON-GAAP MEASUREMENTS

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this Proxy Statement for the 2025 Annual Meeting of Gibraltar Industries, Inc. (the "Company", "Gibraltar", "we", "us" and "our"). You should read the entire proxy statement before voting. For more complete information regarding the performance of Gibraltar for the fiscal year ended December 31, 2024 ("fiscal year 2024"), you should review Gibraltar's annual report on Form 10-K for fiscal year 2024.
We intend to deliver to our stockholders of record the Notice of Annual Meeting of Stockholders and this proxy statement on or about March 31, 2025.

ABOUT THE 2025 ANNUAL MEETING

WHEN	WEBCAST	RECORD DATE

Wednesday, April 30, 2025 11:00 a.m. (Eastern Time)	www.virtualshareholdermeeting.com/ROCK2025	March 17, 2025

YOUR VOTE IS IMPORTANT
Whether or not you plan to participate in the Annual Meeting, we urge you to carefully review the applicable proxy materials and follow the instructions below to cast your vote promptly on all of the proposals.

2024 COMPANY PERFORMANCE HIGHLIGHTS *

In 2024, we delivered value to our stockholders and remained focused on key initiatives and our three-pillar strategy. Consolidated net sales decreased 5.0% to $1.31 billion, primarily due to challenging market conditions in our Residential and Renewables segments. Despite this, the Company's earnings per share ("EPS") in accordance with generally accepted accounting principles in the United States ("GAAP") and adjusted EPS improved. This improvement was largely driven by ongoing operational improvement, implementation of 80/20 initiatives, and mix of business and products. Additionally, the Company generated $174 million in operating cash flow and $154 million in free cash flow, representing 12% of net sales.
We also continued to optimize our portfolio by divesting the Company's electronic locker business within the Residential segment in December 2024. Additionally, in February 2025, we expanded the Agtech segment by acquiring Lane Supply, Inc.

NET SALES	GAAP EPS	ADJUSTED EPS
$1.3B	$4.46	$4.25

* See page 28 for an executive summary of the Company's results for the 2024 fiscal year. Please also see Appendix B for a reconciliation of non-GAAP financial measures.

2025 PROXY STATEMENT	1

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Proposal		Board of Directors Recommendation	Reasons for Board of Directors Recommendation	More Information

1	Election of Directors	FOR each nominee	The Board of Directors and Nominating, Governance and Corporate Social Responsibility Committee believe that the eight Board of Directors candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	Page 5

2	Advisory approval of the Company’s executive compensation (Say-on-Pay)	FOR	The Board of Directors believes that the Company’s executive compensation programs demonstrate the continuing focus by the Company on a pay for performance philosophy.	Page 26

3	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law	FOR	The Board of Directors believes that by limiting concerns about personal liability, the Company's officers may better exercise their business judgment in furtherance of stockholder interest and it is important to provide protection to the Company's officers to the extent permitted by the Delaware General Corporation Law to attract and retain executive talent.	Page 59

4	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR	Based on the Audit and Risk Committee’s assessment of Ernst & Young’s qualifications and performance, the Board of Directors and the Audit and Risk Committee believe that its retention for fiscal year 2025 is in the best interests of the Company.	Page 60

The following sets forth the methods by which you may vote for purposes of the Annual Meeting.

BY INTERNET
Before The Meeting - Go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2025 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/ROCK2025. You may attend the meeting via the internet and vote during the meeting. Have your 16-digit control number in hand and follow the instructions.

BY TELEPHONE	Call the telephone number listed on your proxy card or voting instruction form.

BY MAIL	Mark, sign, date and return your proxy card or voting instruction form to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2	G I B R A L T A R

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

For more details on our executive compensation philosophy and program, please refer to the Compensation Discussion and Analysis section beginning on page 28. Below are a few significant executive compensation matters we wanted to emphasize about our executive compensation philosophy and program.

What We Do	What We Don’t Do

Promote pay-for-performance	X	No hedging or pledging
Maintain comprehensive executive stock ownership guidelines	X	No gross up for excise taxes
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	No single-trigger change in control provisions
Uphold clawback policy for all named executive officers	X	No guaranteed base salary increases or bonus payments

OUR EXECUTIVE COMPENSATION PHILOSOPHY: PAY-FOR-PERFORMANCE

Gibraltar embraces a pay-for-performance philosophy, where a significant portion of executive compensation is performance-based and aligned with long-term stockholder value. Our executive compensation program is designed and managed to promote value creation, advance overall business objectives, attract and retain qualified talented executives who create compounding and sustainable value to our stockholders through the achievement of the Company's strategy built on three core pillars: Business System, Portfolio Management, and Organization Development.
As shown in the illustration below, a majority of the 2024 CEO target compensation and a significant portion of other 2024 Named Executive Officers ("NEOs") target compensation consisted of at-risk pay.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs' Average Total Target Compensation

Time-vested restricted stock units ("RSUs") Performance stock units ("PSUs") Annual Management Incentive Compensation Plan ("MICP")

2025 PROXY STATEMENT	3

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS (1)

Details about each of the director nominees can be found beginning on page 5 and more details on our Corporate Governance practices and policies can be found beginning on page 12.

Annual Election of All Directors	Yes	Annual Board and Committee Self-Evaluations	Yes
Average Age of Directors (Years)	63	Risk Oversight by Full Board and Committees	Yes
Average Director Tenure (Years)	5	Stock Ownership Guidelines for Non-Employee Directors and Executive Officers	Yes
Percentage of Women on Board	38%	Anti-Hedging and Anti-Pledging Policies	Yes
Percentage of Racial/Ethnic Diversity on Board	25%	Clawback Policy	Yes
Separate Chair and CEO	No	Annual Advisory Approval of Executive Compensation	Yes
Independent Lead Director	Yes	Poison Pill	No
Classified Board	No

(1) Years and percentages calculated based on directors standing for election at 2025 Annual Meeting.

Board Diversity Matrix (as of March 31, 2025)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

4	G I B R A L T A R

PROPOSAL 1 - ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors. The number of directors may be changed at any time by resolution of the Board of Directors. Our Certificate of Incorporation also requires annual election of directors. Currently, our Board of Directors has eight directors.
At the 2025 Annual Meeting, eight directors shall be elected to hold office for a one-year term until the 2026 Annual Meeting or until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service. Following the recommendation by the Nominating, Governance and Corporate Social Responsibility Committee, the Board of Directors has nominated Mark Barberio, William Bosway, James Metcalf, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah for re-election. The Board of Directors has determined that all nominees, other than Mr. Bosway, our Chairman of the Board, President and Chief Executive Officer, are independent directors under the applicable independence standards of the Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC").
Unless instructions to the contrary are received, the persons named as proxies in the attached proxy card intend to vote the shares represented by proxies FOR the election of all nominees as directors, each of whom has consented to serve as a director if elected. If any nominee becomes unavailable for election for any reason, the Board of Directors may designate a substitute nominee and the persons named as proxies intend to vote the shares represented by the proxies solicited herewith for such other person or persons as the Board of Directors shall designate. Alternatively, the Board of Directors may reduce its size.
The Board of Directors believes that directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishment, and a commitment to participation in board activities. In recommending the nominees for re-election, the Company's Nominating, Governance and Corporate Social Responsibility Committee considers qualified candidates who will provide the Board of Directors with dedicated service, strong business-related skills and experience, and diversity, as such qualifications are described below under the caption "Director Nomination Process." The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board of Directors as a whole. The Nominating, Governance and Corporate Social Responsibility Committee considered these qualifications in determining to recommend to the Board of Directors that the current directors be nominated for re-election. This high-level summary is not intended to be an exhaustive list of each director nominee's skills or contributions to the Board of Directors. No individual experience, qualification, or attribute was solely determinative in the Board of Directors' decision to re-elect any of the eight nominees.

Director Nominee	Director Since	Number of Other Public Boards	Backgrounds and Skills
			SL	G	C	HC	F	L	M	O	PM	D
Mark G. Barberio *	2018	One	●	●		●	●			●
William T. Bosway	2019	One	●		●	●			●	●	●
James S. Metcalf *	2024	Two	●	●					●	●	●
Gwendolyn G. Mizell *	2021	None	●		●	●			●	●
Linda K. Myers *	2020	Two	●	●	●	●	●	●
James B. Nish *	2015	One	●	●			●				●
Atlee Valentine Pope *	2020	None	●	●	●	●	●		●	●	●	●
Manish H. Shah *	2021	One	●	●						●	●	●

* Independent Director
SL	Senior Leadership	HC	Human Capital	M	Marketing	PM	Portfolio Management
G	Governance	F	Finance	O	Operations	D	Digital
C	Corporate Social Responsibility	L	Legal

2025 PROXY STATEMENT	5

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Tenure (as of March 17, 2025)	Age Distribution (as of March 17, 2025)	Diversity (as of March 17, 2025)

0-3 years (1 of 8 director nominees) 4-7 years (6 of 8 director nominees) 8-10 years (1 of 8 director nominees)	age 56-61 (3 of 8 director nominees) age 62-67 (4 of 8 director nominees) age 68-72 (1 of 8 director nominees)	Diverse (4 of 8 director nominees) Female (3 of 8 director nominees) Racially or ethnically diverse (2 of 8 director nominees)

Nominees

The following biographies set forth the business experience during at least the past five years of each director and a brief discussion of the specific experience, qualifications and other attributes that led to the conclusion that each director should continue to serve on the Board of Directors at this time.

MARK G. BARBERIO

Professional Experience:
Mark Barberio has served as a Director of the Company since 2018. He brings to the Board of Directors more than 30 years of senior management and board experience across a variety of industries at both public and private companies. He is and has been principal of Markapital, LLC, a business and M&A consulting firm, since 2013. Prior to forming Markapital, he led Mark IV, LLC, a global diversified manufacturing company, where he served in a variety of positions, including as Co-CEO and CFO.
Other Current Public Board Directorship:
Mr. Barberio joined the Extra Space Storage, Inc. board in July 2023 following its merger with Life Storage, Inc., of which he was an independent director from 2015 and Non-Executive Chairman from May 2018 through July 2023. He is Lead Independent Director of Extra Space Storage, Inc. and a member of the Audit Committee and Governance, Nominating and Corporate Social Responsibility Committee.
Director Qualifications:
Mr. Barberio’s qualifications to serve on the Board of Directors include his extensive experience as a CEO and CFO in strategy development, finance, operational oversight, real estate, capital markets, acquisitions and investor relations. In addition to the aforementioned directorships, he was a board member of Endo International plc, a pharmaceutical company, from February 2020 through April 2024 and was elected Non-Executive Chairman in 2021. He was a board member of Exide Technologies, a privately-held global energy storage solution company from April 2015 through October 2020. He is also a member of the board of Trustees of Rochester Institute of Technology and Chairman of the Audit Committee.

Director Since: June 2018
Board Committees:
•Audit and Risk
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital (Chair)
Age: 62
Background and Skills:
•Senior Leadership
•Governance
•Human Capital
•Finance
•Operations

6	G I B R A L T A R

PROPOSAL 1 - ELECTION OF DIRECTORS

WILLIAM T. BOSWAY

Professional Experience:
William Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022. He joined the Company from Dover Corporation, a diversified global manufacturer, where he was President and Chief Executive Officer of the Refrigeration and Food Equipment Division from June 2016 to December 2018. Prior to joining Dover Corporation, he was employed by Emerson Electric Co., a global manufacturer of industrial, commercial and consumer products, where he held the position of Group Vice President, Solutions & Technology for Emerson Climate Technologies from May 2008 through June 2016. He earned a BS in Finance from Miami University and MS in Industrial Marketing and Strategy from Purdue University Krannert School of Management.
Other Current Public Board Directorship:
In February 2024, Mr. Bosway was elected as an independent member of the board of Sterling Infrastructure, Inc., a Nasdaq listed corporation specializing in e-infrastructure solutions, transportation solutions, and building solutions. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the board of Sterling Infrastructure, Inc.
Director Qualifications:
Mr. Bosway’s qualifications to serve as a member of the Board of Directors include his strong leadership skills and significant experience in driving organic and acquisition growth, his breadth of experience in a variety of global industrial markets, and his proficiency in manufacturing operations.

Chairman of the Board, President and Chief Executive Officer
Director Since: January 2019
Age: 59
Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations
•Portfolio Management

JAMES S. METCALF

Professional Experience:
James Metcalf has served as a Director of the Company since October 2024. Mr. Metcalf previously served as Chairman and Chief Executive Officer of Cornerstone Building Brands, Inc. (“Cornerstone”), a North American building products manufacturer, from 2018 until his retirement as Chief Executive Officer in September 2021 and as Chairman in March 2022. He joined Cornerstone in 2017 as a non-employee director when it was known as NCI Building Systems, Inc. Prior to joining Cornerstone, he held various roles at USG Corporation ("USG"), a manufacturer of ceiling, floor, gypsum, roofing, sheathing, and wall products. At the time of his retirement from USG in November 2016, Mr. Metcalf had served as its Chairman since December 2011 and served as its Chief Executive Officer and President since January 2011.
Other Current Public Board Directorship:
Since 2023, Mr. Metcalf has served on the board of directors of Ferguson Enterprises, Inc., a value-added distributor serving the specialized professional in the North American construction market. He is a member of the Compensation Committee and Nominations and Governance Committee of Ferguson Enterprises Inc. In addition, since December 2024, Mr. Metcalf has served on the board of directors of LKQ Corporation, a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.
Director Qualifications:
Mr. Metcalf's qualifications to serve on the Board of Directors include his executive leadership experience and considerable U.S. public company board and industry expertise. Mr. Metcalf also serves on the Naval War College Foundation Board of Trustees. In addition, he has served previously on the boards of Tenneco Inc., Cornerstone Building Brands, Inc., NCI Building Systems, USG Corporation, and Molex LLC.

Director Since: October 2024
Board Committees:
•Capital Structure and
 Asset Management
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 67
Background and Skills:
•Senior Leadership
•Governance
•Marketing
•Operations
•Portfolio Management

2025 PROXY STATEMENT	7

PROPOSAL 1 - ELECTION OF DIRECTORS

GWENDOLYN G. MIZELL

Professional Experience:
Gwendolyn Mizell has served as a Director of the Company since February 2021. She began her career with Ameren Corporation in 2015 as Director of Diversity and Inclusion and has been promoted through various levels of leadership in Corporate Social Responsibility, Sustainability, Electrification and Innovation. Today, Ms. Mizell is the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer of Ameren and she is a member of the Ameren Executive Leadership Team. As the Senior Vice President, Chief Sustainability, Diversity and Philanthropy Officer, Ms. Mizell is responsible for developing and executing sustainability strategy across the company, aligning Diversity Equity and Inclusion and Corporate Philanthropy for maximum community, customer and social impact and regularly reports to the Ameren Board of Directors and its committees. She chairs the Sustainability Executive Steering Committee, a cross-functional team of company leaders, designed to ensure alignment between Sustainability and corporate strategy.
Prior to joining Ameren, Ms. Mizell was President and Chief Executive Officer of GSM Development LLC, a business services firm supporting utilities across the US. Over her career, she has held positions of increasing responsibility with Westinghouse, Siemens, ABB, Calpine and KEMA Corporation. While at Westinghouse, she was responsible for air, water and acoustic compliance for power stations with modified environmental controls systems.
Director Qualifications:
Ms. Mizell’s qualifications to serve on the Board of Directors include her experience in strategy development, ESG, corporate social responsibility, diversity, equity and inclusion and power operations. Ms. Mizell serves on several industry boards (EEI Sustainability Committee (Co-chair) and AABE (Sustainability Committee Chair)) and Community/Non-Profits boards (Cardinal Ritter College Prep, The Scholarship Foundation, St. Louis County Workforce Investment Board and Archway (MO) Chapter of the Links, Inc.). Savoy Magazine recognized Ms. Mizell as one of 2022's Most Influential Black Executives in Corporate America.

Director Since: February 2021
Board Committees:
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 63
Background and Skills:
•Senior Leadership
•Corporate Social
Responsibility
•Human Capital
•Marketing
•Operations

8	G I B R A L T A R

PROPOSAL 1 - ELECTION OF DIRECTORS

LINDA K. MYERS

Professional Experience:
Linda Myers has served as a Director of the Company since February 2020. Ms. Myers retired in February 2022 from Kirkland & Ellis LLP (“Kirkland”), a law firm with a national and international presence, where she was employed since 1994. Ms. Myers was a member of Kirkland's Global Management Committee from 2010 to 2020 and has 3 decades of experience advising clients. As a senior partner and one of the original members of Kirkland's Debt Finance Practice Group, Ms. Myers’ focused on transactions for private equity groups, commercial lending institutions and major private and public companies. Additionally, Ms. Myers has served on several management committees at Kirkland, including Audit, Finance, and Associate and Partner Compensation, and served as the Chair of Kirkland’s Administrative Committee from 2009 until her retirement. Ms. Myers serves as a member of the board of directors of several private companies and community and cultural organizations and chairs committees of the boards for some of these organizations including Human Resource/Compensation and Nominating and Membership.
Other Current Public Board Directorships:
In November 2022, Ms. Myers was elected as an independent member of the board of LCI Industries, a NYSE-listed international manufacturer and supplier of components for the recreation and transportation product markets. She is the Chair of the Corporate Governance, Nominating, and Sustainability Committee, and a member of the Risk Committee and the Strategy, Acquisition, and Capital Deployment Committee of the board of LCI Industries. In January 2024, Ms. Myers was appointed as an independent Non-Executive Director of Marex Group plc, a Nasdaq listed diversified global financial services platform, and serves as Chair of the Remuneration Committee, and a member of the Audit and Compliance Committee and the Mergers and Acquisition Committee of the board of Marex Group plc.
Director Qualifications:
Ms. Myers’ qualifications to serve on the Board of Directors include her demonstrated leadership skills as head of Kirkland’s Debt Finance Practice Group, her significant experience advising major public and private companies with respect to sophisticated financing transactions, and her wide exposure to issues encountered in the management of a global organization which she has acquired through her many committee memberships at Kirkland. Ms. Myers also serves Chair of the Board for the National Philanthropic Trust, a Donor Advisory Fund business, and is the Chair of the Executive Committee and member of the Nominating and Governance Committee. Ms. Myers also serves on the Limited Partner Advisory Committee of Kinzie Capital and on the board of directors of Chelsea Lighting, both of which are privately-held businesses.

Director Since: February 2020
Board Committees:
•Capital Structure and
 Asset Management
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility (Chair)
Age: 60
Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Human Capital
•Finance
•Legal

2025 PROXY STATEMENT	9

PROPOSAL 1 - ELECTION OF DIRECTORS

JAMES B. NISH

Professional Experience:
James Nish has served as a Director of the Company since 2015. He brings to the Board of Directors over 25 years of investment banking experience serving clients in a variety of international industrial manufacturing markets. Most recently, he led the Mid-Cap Corporate Investment Banking team at J.P. Morgan Chase until his retirement. Prior to that, he was head of the Industrial Manufacturing Group at Bear Stearns, where he worked for 22 years.
Other Current Public Board Directorship:
In February 2024, Mr. Nish was elected to the board of Cadeler A/S, a NYSE-listed company that focuses on marine-based renewable energy by owning and operating wind turbine installation vessels and providing related services that serves offshore wind farm developers and integrated energy companies. Prior to that he was an independent director and served on the board of Eneti, Inc. from 2016 through December 2023 until its merger with Cadeler A/S. He serves as Chairman of the Audit Committee.
Director Qualifications:
Mr. Nish’s qualifications to serve on the Board of Directors include his experiences centered on helping global industrial manufacturing companies accelerate their growth through mergers, acquisitions, and capital market transactions. A Certified Public Accountant, he has extensive experience in accounting, finance, personnel assessments, and served until 2023 as an adjunct professor at Baruch College and Pace University where he taught both undergraduate business and MBA courses. Additionally, he serves on the board of Alert 360, a privately-held home automation company.

Director Since: July 2015 Board Committees: •Audit and Risk (Chair) •Capital Structure and Asset Management (Chair) Age: 66 Background and Skills: •Senior Leadership •Governance •Finance •Portfolio Management

ATLEE VALENTINE POPE

Professional Experience:
Atlee Valentine Pope has served as a Director of the Company since February 2020, and Lead Independent Director since January 2022. Ms. Pope served as the Chief Executive Officer of Blue Canyon Partners, Inc. (“Blue Canyon”), a business-to-business growth strategy consulting firm which she co-founded in 1998. Ms. Pope was President of Blue Canyon from its inception in 1998 through 2013 at which time Ms. Pope became Chief Executive Officer. In addition to her responsibilities as Chief Executive Officer of Blue Canyon, Ms. Pope served client firms in the area of global value creation, price realization, and digital strategies. Prior to serving as President of Blue Canyon, Ms. Pope served as an Executive Director of Baker & Company, a privately-held consulting firm which served the automotive and telecommunications industries. Ms. Pope has over 35 years of experience in advising Fortune 500 boards and C-suite executives.
Director Qualifications:
Ms. Pope’s qualifications to serve on the Board of Directors include her demonstrated leadership skills as an executive at Blue Canyon and her significant experience with designing global growth strategies and action plans.

Lead Independent Director
Director Since: February 2020
Board Committees:
•Audit and Risk
•Compensation and
 Human Capital
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 69
Background and Skills:
•Senior Leadership
•Governance
•Corporate Social
Responsibility
•Human Capital
•Finance
•Marketing
•Operations
•Portfolio Management
•Digital

10	G I B R A L T A R

PROPOSAL 1 - ELECTION OF DIRECTORS

MANISH H. SHAH

Professional Experience:
Manish Shah has served as a Director of the Company since February 2021. Since September 2022, Mr. Shah has served as Chief Digital Transformation Officer at ServiceNow, an IT service management and workflow automation company. Mr. Shah is and has been the founder and principal member of Gnosis Advisory Group, a business leadership advisory firm, since December 2021. Prior to Gnosis Advisory Group, Mr. Shah served as Senior Vice President and Chief Information Officer of Community Health Systems responsible for patient digital experience across eighty-five hospitals operating in sixteen states from 2013 to 2020. Mr. Shah also oversaw the technology and digital systems development and implementation supporting the Community Health Systems’ various businesses and functions with his primary focus on digital transformation, interoperability exchange, and business intelligence and analytics. Prior to Community Health Systems, Mr. Shah was Senior Vice President of IT Infrastructure for Aurora Health Care.
Other Current Public Board Directorship:
Since August 2024, Mr. Shah has been a member of the board of directors of Quanex Building Products Corporation, a New York Stock Exchange-listed company which is a global manufacturer with core capabilities and broad applications across various end markets. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
Director Qualifications:
Mr. Shah’s qualifications to serve on the Board of Directors include his experience in senior leadership and implementation across business systems technology, digital business models, and cyber security. In 2021, Mr. Shah accepted a Board of Trustees role at National Philanthropic Trust and is a member of the Audit and Risk Committee and Human Resource Committee. Mr. Shah was previously a member of The Heritage Healthcare Technology Fund, the Nashville Technology Council, The Center for Medical Interoperability, Google Productivity & Collaboration Customer Advisory Board, and an Advisory Board member for both AT&T and Verizon.

Director Since: February 2021
Board Committees:
•Audit and Risk
•Nominating, Governance
 and Corporate Social
 Responsibility
Age: 60
Background and Skills:
•Senior Leadership
•Governance
•Operations
•Portfolio Management
•Digital

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES IN PROPOSAL 1

2025 PROXY STATEMENT	11

CORPORATE GOVERNANCE

The Board of Directors is responsible for oversight of management of the business and affairs of the Company with the objective of enhancing stockholder value. The Company has corporate governance practices and policies which the Board of Directors follows with respect to various matters, such as director responsibilities, compensation, and access to management. The Company’s corporate governance documents are available under the Governance Documents section of the Corporate Governance page of the Company’s website at www.gibraltar1.com.
Board Leadership

BOARD CHAIR William T. Bosway has served as President, Chief Executive Officer and a Director of the Company since January 2019, and Chairman of the Board of Directors since January 2022.

LEAD INDEPENDENT DIRECTOR
Atlee Valentine Pope has served as a Director of the Company since February 2020. Chair of the Nominating, Governance and Corporate Social Responsibility Committee from January 2021 to December 2021, and Lead Independent Director since January 2022.

The Board of Directors does not have a policy as to whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined and as such has the authority and flexibility to select the appropriate leadership structure for the Company. Under the Company’s Second Amended and Restated Bylaws, the Chair of the Board presides over meetings of the Board of Directors and meetings of the stockholders, while the CEO has general authority for strategic initiatives involving the business and operational affairs of the Company, subject to the supervision and oversight of the Board of Directors.
Currently, the Company's leadership structure includes the combined role of Chair of the Board and CEO, held by Mr. Bosway. The Board of Directors believes combining the role of Chair of the Board and CEO brings to the Board of Directors important expertise and leadership and enhances decisive strategic direction and strong execution and is in the best interests of the Company and its stockholders. The skills and experience of Mr. Bosway are well suited for the role of Chair, putting the Board of Directors in a strong position to oversee strategy development, understand market developments, and appropriately mitigate risk.
To ensure strong independent leadership on the Board of Directors, under the Company's corporate governance guidelines, if the roles of Chair of the Board and the CEO are combined, the independent directors annually appoint a Lead Independent Director to strengthen the Board of Directors' independent oversight of the policies and strategies of the Company's management. The Company's Lead Independent Director has significant authority in facilitating the Board of Directors' independent oversight of management, with key duties and responsibilities including:
•Preside at all meetings of the Board of Directors at which the Board Chair is not present;
•Collaborate with the Board Chair in determining the need for special meetings of the Board of Directors;
•Call meetings or executive sessions of the independent members of the Board of Directors;
•Preside at all executive sessions of the independent members of the Board of Directors;
•Act as principal liaison between the Board Chair and the independent members of the Board of Directors relating to matters which are not the responsibility of any of the standing committees of the Board of Directors;
•Consult with the Board Chair regarding topics to be considered at Board of Director meetings and information provided with respect to such topics;

12	G I B R A L T A R

CORPORATE GOVERNANCE

•Approve Board of Directors meeting agendas;
•Consult with the Board Chair regarding engagement of consultants by the Board of Directors; and
•Be available for direct communication with major stockholders or other major stakeholders, in consultation with management and the chair of the applicable board committee, as appropriate.
The Board of Directors believes that an effective Lead Independent Director, such as Ms. Pope, who has significant and clear delineated responsibilities described above, ensures strong, independent oversight of management and promotes effective governance and board efficiency. The Board of Directors believes that this leadership structure ensures that each director's experience, knowledge and insight is leveraged to provide strategic guidance in a demanding and rapidly changing business environment. In addition, the independent directors of our Board of Directors meet in executive session at each quarterly board meeting and the Lead Independent Director provides feedback on any matters that arise in such executive sessions directly to the Chair and Chief Executive Officer. All of the Board of Directors’ key committees - the Audit and Risk Committee; the Capital Structure and Asset Management Committee; the Compensation and Human Capital Committee; and the Nominating, Governance and Corporate Social Responsibility Committee (collectively the "Committees") - are comprised solely of and led by independent directors.

Board Retirement Policy and Tenure
Our corporate governance guidelines require our non-employee directors to submit an offer to resign from the Board of Directors to the Chair of the Nominating, Governance and Corporate Social Responsibility Committee upon reaching the age of 72, and following each succeeding birthday. We do not have any other tenure limitations, as we believe our retirement policy and succession planning to replace natural turnover achieve the appropriate balance between maintaining long-term directors with deep institutional knowledge and refreshing the Board of Directors with new directors who bring new perspectives and diversity to the Board of Directors.
As of March 17, 2025, the Company's average tenure for directors standing for election is five years of service.

Risk Oversight and Management
The Board of Directors is actively engaged in the oversight of strategies adopted by management for mitigating risks faced by the Company. The effective oversight of risks to which the Company may be exposed requires an understanding of the nature of the risks, the steps management is taking to manage the risks, and a determination of the level of risk which is acceptable to the Company. The involvement of the Board of Directors in reviewing the Company’s enterprise risk management process provides the Board of Directors with the information and analysis, if appropriate, to require changes in the Company’s operations or strategies to reflect the Board of Directors’ determination of the acceptable level of risk for the Company.
Risks may arise in many different areas, including, among many others, business strategy; financial condition; competition for talent; operational efficiency; cybersecurity; quality assurance; environmental, health, and safety; availability of raw materials; supply chain management; reputation; business interruptions or disasters; customer spending patterns; and intellectual property. The Board of Directors believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board of Directors. While the Board of Directors retains ultimate responsibility for oversight of the risks affecting the Company, the Audit and Risk Committee has responsibility for assisting the Board of Directors in the review and oversight of risks affecting the Company and risk management strategies developed by management. In addition, other Committees assist the Board of Directors in overseeing and reviewing risk relating to specific programs. The Compensation and Human Capital Committee reviews compensation program structure and design and the related risks and opportunities. The Nominating, Governance and Corporate Social Responsibility Committee oversees the Company's governance policies, board structure, leadership and independence. In carrying out this critical responsibility, the Board of Directors has implemented an enterprise risk management program designed to:
•Understand the critical risks in the Company's business and strategy and risk mitigation strategies;
•Evaluate the Company’s risk management process and whether it functions adequately;
•Facilitate open communication between management and the Directors; and
•Foster an appropriate culture of integrity and risk awareness.

2025 PROXY STATEMENT	13

CORPORATE GOVERNANCE

The Board of Directors discusses risk in general terms throughout the year at its meetings as well as risks in relation to specific proposed actions. While the Audit and Risk Committee oversees the enterprise risk management process, management is responsible for implementing and executing controls designed to limit risk to the level deemed to be acceptable to the Board of Directors. The Company has internal processes and an effective internal control environment which facilitate the identification and management of risks and the quality and effectiveness of the risk related communications with the Board of Directors. These include an enterprise risk management program under the leadership of our Chief Financial Officer and our Vice President of Internal Audit, regular reports from management on business strategy, a Code of Ethics and Policy Statement, and product quality standards. Management communicates routinely with members of the Board of Directors on the significant risks identified and how they are being managed.
Information Security Risk Oversight
The Board of Directors recognizes the importance of securing the Company's IT systems, which are integral and foundational to our daily operations and to maintaining the trust and confidence of our customers, employees, and trading partners. Accordingly, the Board of Directors has ultimate oversight of the Company's information security risk management. Senior leadership, including the Chief Digital Information Officer, updates the Board of Directors on the Company's cybersecurity and information security posture at least quarterly at the Company’s board meetings, or more frequently as determined to be necessary or advisable.
The Audit and Risk Committee has the responsibility for assisting the Board of Directors in the review and oversight of risks affecting the Company and oversees our enterprise risk management process, which includes, with assistance of internal audit, assessing the Company’s exposure to cybersecurity risk, and the effectiveness of the Company’s processes and controls to address and respond to those risks.
The Company employs a dedicated cybersecurity team led by its head of information and cybersecurity who reports directly to the Company's Chief Digital Information Officer. The mission of the Company's cybersecurity team is to define and deploy its information security strategy, sustain a robust employee cyber awareness and training program, execute security engineering, provide continuous monitoring of its operations, respond to and coordinate the response and investigation of cyber incidents, build and test its disaster recovery plans in support of its business continuity plan requirements, and develop its cyber and information security policies.

Stockholder Engagement
The Company’s executive management team routinely meets with its stockholders to discuss the Company’s performance and strategic plan. Further, our executive management team leads stockholder outreach engagements, where we solicit feedback from stockholders on their priorities on corporate governance, compensation, and environmental and social matters.
Our executive management team is committed to continuing a formal stockholder outreach program. Additionally, our executive management team, including the Company’s Chairman, President and Chief Executive Officer, and Chief Financial Officer, regularly engage in meaningful dialogue with the Company’s stockholders through our quarterly earnings calls, investor conferences, and other channels for communication.

14	G I B R A L T A R

CORPORATE GOVERNANCE

Independence of Directors
The Board of Directors has determined that each of Mark Barberio, James Metcalf, Gwendolyn Mizell, Linda Myers, James Nish, Atlee Valentine Pope, and Manish Shah is, and Craig Hindman was, an “independent director” as defined under the rules of Nasdaq and the SEC, which are applicable to the Company and which the Board of Directors has adopted as the standards by which it will determine independence. William Bosway serves as the Company's President and Chief Executive Officer and therefore is not an independent director.
Each member of the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee is independent under Nasdaq rules. In addition, the Board of Directors has affirmatively determined that the members of the Audit and Risk Committee and Compensation and Human Capital Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.
Board Committees and Related Matters
The Board of Directors has four standing committees - the Audit and Risk Committee, the Capital Structure and Asset Management Committee, the Compensation and Human Capital Committee, and the Nominating, Governance and Corporate Social Responsibility Committee. Each committee operates under a charter, and copies of the charters of these committees are available on the Company’s website at www.gibraltar1.com.

The current composition of the Board of Directors and each board committee as of March 31, 2025, is set forth below:

Director	Board of Directors	Audit and Risk Committee	Capital Structure and Asset Management Committee	Compensation and Human Capital Committee	Nominating, Governance and Corporate Social Responsibility Committee
Mark Barberio	M	M $	M	C
William Bosway	C
James Metcalf	M		M		M
Gwendolyn Mizell	M			M	M
Linda Myers	M		M	M	C
James Nish	M	C $	C
Atlee Valentine Pope	L	M		M	M
Manish Shah	M	M			M

M = Member C = Chair L = Lead Independent Director $ = Financial Expert

In 2024, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each served during the period of his or her service in 2024. While we do not have a formal policy regarding director attendance at the annual meeting, all Directors are encouraged to attend. All Director nominees included in last year's proxy statement attended our 2024 annual meeting.

2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Audit and Risk Committee

Committee Members:

James Nish (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2024: 4
Mark Barberio	Manish Shah	Report: Page 62

* Each committee member is independent as required by the Nasdaq and SEC rules applicable to such committee.

The Audit and Risk Committee acts in accordance with its charter to fulfill its responsibilities and to assist the Board of Directors in its responsibility to oversee:
•management's conduct of the Company's financial reporting;
•management's establishment and conduct of the Company's systems of internal accounting and financial controls;
•the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, the conduct of the annual audit and any other audit, attest or review services, and the engagement of the independent auditors to provide any non-audit services;
•the process and activities performed by the Company's internal audit function;
•the preparation of the audit committee report;
•the Company's legal and regulatory compliance;
•the review and ratification or approval on an annual basis of transactions between the Company and officers, directors and other related parties;
•the Company's risk assessment and risk management guidelines and policies; and
•the Company's codes of conduct.
The Board of Directors has determined that each of Mark Barberio and James Nish is an “audit committee financial expert” under the standards established by SEC rules.

Capital Structure and Asset Management Committee

Committee Members:

James Nish (Chair)	James Metcalf (1)	Number of meetings in fiscal 2024: 6
Mark Barberio	Linda Myers

(1) Metcalf was appointed to the committee effective October 25, 2024.

The Capital Structure and Asset Management Committee acts in accordance with its charter to consult with the Company’s management and assist the Board of Directors in its oversight of the Company’s capital structure, financing activities, merger, acquisition and divestiture transactions, capital allocation, investment decisions and other matters of financial importance to the Company.

16	G I B R A L T A R

CORPORATE GOVERNANCE

Compensation and Human Capital Committee

Committee Members:

Mark Barberio (Chair)	Linda Myers	Number of meetings in fiscal 2024: 5
Gwendolyn Mizell	Atlee Valentine Pope	Report: Page 42

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.

The Compensation and Human Capital Committee acts in accordance with its charter to fulfill its responsibilities and assist the Board of Directors' in its responsibilities relating to establishment of compensation of the Company's executive officers. The Compensation and Human Capital Committee also recommends non-employee director compensation to the Board of Directors for approval. Additionally, the Compensation and Human Capital Committee provides oversight and strategic guidance on the Company's human capital management including corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations and other matters impacting the Company's ability to attract and retain a stable and productive workforce.
The Compensation and Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation payable to the CEO and other executive officers, evaluates the performance of the CEO and other executive officers in light of those goals and objectives, and establishes the compensation, including base salary, annual incentive compensation and long term compensation of the CEO and other executive officers based on this evaluation. The Compensation and Human Capital Committee also reviews and approves the compensation, including base salary, annual incentive compensation and long-term compensation, payable to the senior executives reporting directly to the CEO. The Compensation and Human Capital Committee is also responsible for the administration of the Company’s incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans. The Compensation and Human Capital Committee delegates its authority for the administration of the incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans to executive management with regards to non-executive management of the Company.
To fulfill its responsibilities, the Compensation and Human Capital Committee has the authority to retain and obtain advice from advisors. The Compensation and Human Capital Committee engages a nationally recognized compensation consultant, Willis Towers Watson, to serve as an independent compensation advisor, perform market studies of compensation programs offered by a peer group of companies, provide information on market compensation practices and best practices in human capital management. The Compensation and Human Capital Committee determined that Willis Towers Watson is an independent advisor by assessing the firm on six independence factors as prescribed by the SEC.
The Compensation and Human Capital Committee worked together with Willis Towers Watson and our executive management team to make final decisions regarding the design of programs used to compensate the Company’s executive officers and directors, ensuring alignment with our compensation objectives.

Nominating, Governance and Corporate Social Responsibility Committee

Committee Members:

Linda Myers (Chair)	Atlee Valentine Pope	Number of meetings in fiscal 2024: 5
James Metcalf (1)	Manish Shah
Gwendolyn Mizell

(1) Metcalf was appointed to the committee effective October 25, 2024.

* Each committee member is independent as required by the Nasdaq rules applicable to such committee.

2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE

The purposes of the Nominating, Governance and Corporate Social Responsibility Committee are to:
•identify and recommend to the Board of Directors the nomination of individuals qualified to become board and committee members;
•establish and implement policies and procedures relating to the nominations of qualified candidates;
•develop and recommend to the Board of Directors a set of corporate governance guidelines for the Company and other governance and corporate social responsibility guidelines and policies and monitor and administer such policies as appropriate;
•provide oversight and strategic guidance on environmental, social and governance matters significant to the Company; and
•oversee self-evaluation of the Board of Directors and Board committees.
The Nominating, Governance and Corporate Social Responsibility Committee is responsible for establishing criteria for board membership, including experience and independence, and for reviewing candidates for the Board of Directors, including those recommended by stockholders. Additionally, the Nominating, Governance and Social Responsibility Committee reviews and makes recommendations to the Board of Directors regarding the directors to serve as members and chairs of the committees of the Board and consults with the Board in connection with director succession planning.
The Nominating, Governance and Corporate Social Responsibility Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and the evaluation process for the Board of Directors and committees.

The Nominating, Governance and Corporate Social Responsibility Committee also provides strategic guidance on the Company's approach to corporate social responsibility ("CSR") and ensures it aligns with the Company's overall business strategy and corporate best practices and on Company social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholder relationships, and product safety. Further, it provides oversight and strategic guidance on the Company's policies and initiatives relating to the environment with respect to energy management, climate change and sustainability. For more details on our CSR oversight and practices, please refer to the "Corporate Social Responsibility Oversight and Practices" section of this Proxy Statement.
James Metcalf, who was appointed to the Board on October 25, 2024 was recommended to the Nominating, Governance and Corporate Social Responsibility Committee by a third-party search firm.

Director Nomination Process
When the Nominating, Governance and Corporate Social Responsibility Committee recruits new director candidates, the committee seeks to identify candidates for nomination who are highly qualified, willing to serve as members of the Company’s Board of Directors and will be able to serve the best interests of stockholders. The Nominating, Governance and Corporate Social Responsibility Committee considers the following when identifying and evaluating director candidates:
•integrity, high personal and professional ethics, mature judgment;
•whether a candidate is “independent” within the meaning of such term in accordance with the applicable listing standards of Nasdaq and the rules promulgated by the SEC; and
•a diversity of background and achievement including in business, government, education and technology as relevant to the Company’s strategic needs and desire to have a diverse board composition.

The Nominating, Governance and Corporate Social Responsibility Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a board composed of individuals that contribute to the board’s overall diversity - diversity being broadly construed to mean a variety of opinions, perspectives, as well as personal and professional experiences and backgrounds. Accordingly, the Nominating, Governance and Corporate Social Responsibility Committee seeks to identify candidates for nomination who will contribute to the diversity of perspectives present in Board of Directors deliberations. During the nomination process, the Nominating, Governance and Corporate Social Responsibility Committee considers whether the Board of Directors’ composition reflects an appropriately diverse mix of skills, background and experience in relation to the needs of the Company.

18	G I B R A L T A R

CORPORATE GOVERNANCE

The Nominating, Governance and Corporate Social Responsibility Committee identifies candidates from several sources including directors on the Board of Directors, Gibraltar’s executive management team, search firms and research, including database and internet searches. All potential candidates for a director role, including directors being nominated for re-election, are considered and evaluated against the qualifications outlined above.

Stockholder Recommendations of Nominees
The Company has adopted a policy regarding stockholder recommendations of nominees for director to be submitted for evaluation to the Nominating, Governance and Corporate Social Responsibility Committee. A stockholder may, at any time prior to the deadline for the submission of stockholder proposals, recommend a nominee for consideration by the Nominating, Governance and Corporate Social Responsibility Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating, Governance and Corporate Social Responsibility Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating, Governance and Corporate Social Responsibility Committee in the same manner and by the same criteria as other potential nominees.
During 2024 or 2025, the Nominating, Governance and Corporate Social Responsibility Committee did not receive any nomination recommendations from stockholders.

Succession Planning
Our Board of Directors recognizes the critical importance of executive leadership continuity to Gibraltar’s success and oversees the development of executive talent and planning for effective succession of the Company’s Chief Executive Officer and executive leadership. On an annual basis, our Chief Executive Officer reviews with the Board of Directors the performance of the executive officers of Gibraltar and their succession potential. The Board of Directors reviews these assessments as to succession in the event of each executive officer’s termination of employment for any reason, and establishes a succession plan for the Chief Executive Officer.
The Board of Directors and the Nominating, Governance and Corporate Social Responsibility Committee also work together to assess the composition, tenure, and diversity of the Board of Directors and evaluate succession planning considerations when recommending board nominees.

Director Education
New directors participate in an orientation process to become familiar with the Company. This process includes a review of the Company's strategic plans and businesses, significant financial matters, core values, including ethics, compliance, corporate governance practices and other key policies and practices through a review of Company and Board of Directors background materials, and meetings with the Company’s executive management.
Each Director is required to complete the Company's annual ethics and compliance and cybersecurity training which was approximately 9 hours during 2024. The Company provides directors with continuing education regarding corporate governance and specific business-related issues and strategic priorities. Throughout the year, the Board of Directors also regularly meets with business unit management and participates in facility tours. Additionally, the Company engages third parties to provide presentations on relevant topics during board meetings. Directors are also provided access to third party resources and membership through organizations such as the National Association of Corporate Directors and the opportunity to participate in third party educational programs.

Communication with the Board of Directors
Stockholders may send communications to the Board of Directors in care of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail from stockholders will be opened and logged. All relevant communication will be forwarded to the Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the Lead Independent Director.

2025 PROXY STATEMENT	19

CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT AND PRACTICES

Comprehensive CSR Oversight
The Board of Directors has tasked the Nominating, Governance and Corporate Social Responsibility Committee with the responsibility for providing oversight and strategic guidance on environmental, social and governance matters significant to the Company. This includes reviewing and making recommendations to the Board of Directors on governance and corporate social responsibility guidelines and policies. The foregoing oversight and strategic guidance is focused on:
•the Company's approach to corporate social responsibility and to ensuring it aligns with the Company's overall business strategy and corporate best practices;
•periodic review of external developments which are likely to have a significant influence on the Company's reputation and/or its ability to conduct its business in a socially responsible manner;
•the Company's social responsibility policies and initiatives, including but not limited to human rights, the Company's stakeholders relationships, and product safety; and
•the Company's policies and initiatives relating to the environment with respect to energy management, climate change, and sustainability.
Additionally, the Board of Directors has tasked the Compensation and Human Capital Committee with the responsibility for providing oversight and strategic guidance on our human capital management. This encompasses corporate culture, diversity and inclusion, talent management, career development and progression, key executive succession planning, benefit plans and policies, workplace environment and safety, employee relations, and other matters critical to attracting and retaining a stable and productive workforce. In addition to the Nominating, Governance and Corporate Social Responsibility Committee and the Compensation and Human Capital Committee, we have CSR oversight across our leadership team, including executives and management, who are responsible for identifying CSR priorities and implementing initiatives. Our senior leadership meets with both committees at least quarterly to review our progress on corporate social responsibility initiatives.
As illustrated below, the strategic direction and management of our key CSR priorities are driven by a collaborative effort between our Board of Directors, business leaders, and employees.

Board of Directors
Nominating, Governance and Corporate Social Responsibility Committee
Compensation and Human Capital Committee
Role
• Provides oversight and strategic guidance over environmental, social, and governance matters.
• Addresses policies and initiatives related to human rights, stakeholder relationships, product safety, environment, and sustainability.
Role
• Provides oversight and strategic guidance over human capital management.
• Monitors diversity and inclusion metrics.
• Provides compensation oversight of senior leadership team.
Chief Executive Officer (CEO/Board Chair)
CSR Committee
- Vice President & Treasurer (CSR Committee chair)
- Chief Human Resources Officer
- General Counsel, Vice President & Secretary
- Presidents / Vice Presidents
- General Managers
Role
• Sets the organization's CSR commitment.
• Allocates resources for initiatives that support the commitment.
• Regularly reports to the Board and committees on progress made on CSR matters.
• Engages and communicates CSR story to key stakeholders.
An interdisciplinary, interdivisional group of Gibraltar employees bringing together a broad range of expertise, experience, and backgrounds.
Gibraltar Sustainability Ambassadors
Role
• Research ways to help the Company reduce its environmental impact and enhance social responsibility.
• Help the Company work toward more sustainable production and a more responsible supply chain.

20	G I B R A L T A R

CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT AND PRACTICES

Sustaining Our CSR Practices and Strategies
Corporate Social Responsibility is a key consideration in everything we do, from the products we make and the suppliers we engage with, to our employment practices, business strategies, and future plans. We are committed to making a difference in the lives of the people our businesses touch and creating meaningful impact every day through our work and relationships.
A sense of responsibility to people and the planet is woven into the core values that define our purpose and drive our culture. Every day our choices and actions are governed by our values:
•Make it better - We challenge ourselves and our way of thinking every day to exceed the needs of our customers. We raise the bar - and set new standards.
•Make it right - We care about doing the right thing for each other, our customers, and communities by holding ourselves to the highest standards of ethics and safety.
•Make it together - We work collaboratively with our customers and each other - teamwork sets us apart. We work to create a culture that is inclusive of different perspectives and experiences.
•Make an impact - We are here to make a difference. We drive change and deliver meaningful value to our customers, investors, and community.
We recognize the close connection between corporate governance and social responsibility, and the importance of developing clear priorities and lines of accountability for the Company and its impact as we operate and grow.
Our Organization Development pillar provides the foundation of our commitment to CSR through which we continually advance our culture to improve our positive impact and invest in our people, our communities, and the world.

The safety, well-being, and success of our people is our top priority. We are dedicated to developing their potential as professionals and future leaders, drawing on the unique abilities of each team member to build a rich, inclusive culture of difference-makers.
Sharing our success with the communities where we live and work is vital to our purpose. By supporting local nonprofits and institutions as investors and volunteers, we help build resilience and strengthen the bonds that will help our communities thrive.
Our work is firmly rooted in making life better for people and the planet; we innovate in the service of possibility, acting responsibly to create positive, lasting change in our world. We promote sustainability across our value chain, developing products and services for our customers that reduce environmental impact and improve quality of life.

Some of the highlights on our focus on CSR priorities, progress, and performance include:
•Continuing investment in renewable energy to supply the power needs for a portion of our operations.
•Administered our first-ever all-inclusive employee Engagement Survey to offer every employee the opportunity to share how they experience our workplace and to obtain feedback for our leaders to enhance insight into employee sentiment and direct focus on initiatives important to our people and the success of the business.
•Provided paid time off and organized activities for our people to volunteer with local and national charities.
•Invested in over 25,000 hours of training in Safety, Cybersecurity, Leadership, and Workforce Technology Solutions to advance our capabilities.
A copy of our CSR report is available on the Company's website under "Corporate Social Responsibility." The information included in our CSR report is not a part of this Proxy Statement.

2025 PROXY STATEMENT	21

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Program
We provide competitive compensation to attract and retain qualified non-employee directors. Our non-employee director compensation program consists of cash compensation and stock awards. In 2024, each non-employee director who served on the Board of Directors received an annual cash retainer, paid quarterly, unless they chose to defer it under our Management Stock Purchase Plan ("2015 MSPP") as described below. They also received an annual stock award. Additionally, our Lead Independent Director received an annual fee in cash, paid quarterly. Each non-employee director who served as a chair of the four standing committees also received an annual cash fee, paid quarterly. We do not provide any perquisites to non-employee directors but do reimburse non-employee directors for out-of-pocket expenses incurred for continuing education and in attending board and committee meetings. Directors who are employees or officers of the Company do not receive any additional compensation for board services.
The Compensation and Human Capital Committee engaged Willis Towers Watson ("WTW") to review survey data, provide other publicly available information, and offer advice on compensation-related matters for non-employee director compensation using the peer group of companies detailed in the “Compensation Discussion and Analysis” section of this Proxy Statement. In April 2024, the Compensation and Human Capital Committee reviewed the information provided by WTW and our non-employee director compensation and determined that for 2024 no changes were warranted for the annual cash retainer and stock award, and no change was warranted to the annual cash fee to our Lead Independent Director. The Compensation and Human Capital Committee reviewed compensation data provided by WTW and approved increases to the annual cash fees for the chairs of each of the four standing committees effective May 1, 2024, as summarized below. In addition, the Compensation and Human Capital Committee approved annual grants of stock to each non-employee director having an aggregate fair value equal to $115,000. These shares vest immediately and are delivered to the non-employee director unless they chose to defer for future issuance the receipt of all or a portion of the stock award received. Pursuant to this approval, non-employee directors received awards of stock in May 2024. Non-employee director compensation is summarized in the table below:

Non-employee Director Compensation Element	2024
Annual Cash Retainer	$95,000

Annual Stock Award	$115,000

Additional Annual Cash Fee for the Lead Independent Director	$50,000

Additional Annual Cash Fee for Committee Chairs:

Audit and Risk Committee (January 1 through April 30, 2024)	$10,000
Audit and Risk Committee (effective as of May 1, 2024)	$20,000

Compensation and Human Capital Committee (January 1 through April 30, 2024)	$7,500
Compensation and Human Capital Committee (effective as of May 1, 2024)	$18,000

Capital Structure and Asset Management Committee (January 1 through April 30, 2024)	$7,500
Capital Structure and Asset Management Committee (effective as of May 1, 2024)	$15,000

Nominating, Governance and Corporate Social Responsibility Committee (January 1 through April 30, 2024)	$5,000
Nominating, Governance and Corporate Social Responsibility Committee (effective as of May 1, 2024)	$15,000

Management Stock Purchase Plan for Non-Employee Directors
Our 2015 MSPP permits non-employee directors to defer their receipt of payment of a portion of their annual cash retainer to an account ("MSPP Deferral Account") established for the non-employee director which is credited with hypothetical units that track the common stock of the Company (“Deferral Units”) equal to the number of shares of the Company’s common stock that could have been purchased using the amount of director fees deferred based on a 200-day rolling price per share of the Company's stock as deferral date.

22	G I B R A L T A R

NON-EMPLOYEE DIRECTOR COMPENSATION

Under the 2015 MSPP, the amount deferred and to be paid in cash to a non-employee director upon termination of the non-employee director's service on the Board of Directors is equal to the Deferral Units credited to their MSPP Deferral Account multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the immediately preceding calendar-month's end date immediately preceding the date the participant becomes eligible to receive a distribution of their account under the MSPP.
Payment of the amount determined above is made to the non-employee director based on an election made by the non-employee director prior to the deferral in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the non-employee director's account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus two percent (2%).

Stock Deferral Plan for Non-Employee Directors
Non-employee directors have the right to defer receipt of all, or a portion, of the stock award that they receive. The deferred share awards are in the form of Deferred Share Units ("DSUs"). DSUs are converted into shares and issued as the Company's common stock six months after a non-employee director's service ends.

Non-Employee Director Stock Ownership Guidelines
In accordance with the Company's Stock Ownership Policy, non-employee directors are required to hold 350% of their retainer in shares of the Company's common stock or other permitted equity interest within three years of joining the Board of Directors. For purposes of determining value of shares held, shares include common stock owned by the non-employee director, including those owned by spouse and/or minor children, deferred share units, and restricted stock units settled in the Company's common stock. The value of shares held is determined based on current fair market value.

2024 Non-Employee Director Compensation
The table below summarizes the compensation of each non-employee director in 2024:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark G. Barberio	107,000	114,996	221,996
Craig A. Hindman (3)	33,887	—	33,887
James S. Metcalf (4)	17,699	59,184	76,883
Gwendolyn G. Mizell	95,000	114,996	209,996
Linda K. Myers	106,667	114,996	221,663
James B. Nish	124,167	114,996	239,163
Atlee Valentine Pope	145,000	114,996	259,996
Manish H. Shah	95,000	114,996	209,996

(1)Shah deferred 100% of his annual cash retainer into Deferral Units under the Company's MSPP and was credited 1,350.98 Deferral Units.
(2)Represents awards of shares granted under the Amended and Restated 2016 Stock Plan for Non-Employee Directors. The amounts represent the grant date fair value of the award of shares, which is the closing trading price of a share of the Company's common stock on the grant date multiplied by the number of shares subject to the award. The Company does not pay fractional shares. The closing price per share of the Company's common stock for: (i) Barberio, Mizell, Myers, Nish, Pope, and Shah on May 1, 2024 (the grant date) was $68.86; and (ii) Metcalf on November 1, 2024 (the grant date) was $66.95.
(3)Hindman served as a Director and Chair of the Compensation and Human Capital Committee through April 30, 2024.
(4)Metcalf was appointed as a Director effective October 25, 2024. The fees earned and paid represent his prorated 2024 annual cash retainer from the date of appointment through December 31, 2024. The stock awards reflect his prorated 2024 annual equity grant from the date of appointment through April 30, 2025.

2025 PROXY STATEMENT	23

NON-EMPLOYEE DIRECTOR COMPENSATION

Stock Awards Vested But Not Distributed at Fiscal Year End
The following table summarizes the aggregate number of stock awards vested but not distributed for each non-employee director at December 31, 2024:

Non-Employee Director	Deferred Share Units (1) (#)	Deferral Units (2) (#)	Aggregate Number of Stock Awards Vested But Not Distributed (#)
Mark G. Barberio	1,099	—	1,099
James S. Metcalf	—	—	—
Gwendolyn G. Mizell	1,256	534	1,790
Linda K. Myers	4,993	2,811	7,804
James B. Nish	11,976	4,440	16,416
Atlee Valentine Pope	7,900	—	7,900
Manish H. Shah	5,043	4,873	9,916

(1)Deferred share units will be converted into shares upon retirement from the Board of Directors in accordance with the Gibraltar Industries, Inc. Non-employee Director Stock Deferral Plan.
(2)Represents hypothetical units that track the Company's common stock acquired through cash retainer deferrals under the MSPP during the period of the Director’s service that will be converted to cash and paid out upon retirement from the Board of Directors as described above under "Management Stock Purchase Plan for Non-Employee Directors."

24	G I B R A L T A R

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information regarding the Directors and executive officers of the Company as of March 17, 2025:

Name	Age	Position(s) Held
William T. Bosway	59	Chairman of the Board, President and Chief Executive Officer
Joseph A. Lovechio	50	Vice President and Chief Financial Officer
Katherine E. Bolanowski	41	General Counsel, Vice President and Secretary
Janet A. Catlett	48	Vice President and Chief Human Resources Officer
Jeffrey J. Watorek	45	Vice President and Treasurer
Atlee Valentine Pope	69	Lead Independent Director
Mark G. Barberio	62	Director
James S. Metcalf	67	Director
Gwendolyn G. Mizell	63	Director
Linda K. Myers	60	Director
James B. Nish	66	Director
Manish H. Shah	60	Director

The recent business experience of the directors is set forth above under “Proposal 1 - Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

JOSEPH A. LOVECHIO was appointed the Company’s Vice President and Chief Financial Officer in August 2024. Prior to joining the Company, Mr. Lovechio had 20 years of experience with Whirlpool Corporation, where Mr. Lovechio advanced through positions of increasing responsibility, most recently serving, since 2018, as CFO, North America Region. Mr. Lovechio also served as Corporate Controller and Principal Accounting Officer, CFO EMEA Region, and Senior Finance Director of Investor Relations at Whirlpool Corporation. Mr. Lovechio earned a BBA in Finance from the University of Notre Dame and an MBA, Finance and Accounting, from The University of Chicago Booth School of Business.

KATHERINE E. BOLANOWSKI was appointed Vice President and Secretary in February 2022 and has served as the Company’s General Counsel since November 2020. Prior to joining the Company, Ms. Bolanowski held positions as Partner and Associate at Kirkland & Ellis LLP from February 2011 to November 2020. Ms. Bolanowski graduated from Pomona College with a bachelor's degree in economics and holds a law degree from The University of Chicago Law School.

JANET A. CATLETT was appointed Vice President and Chief Human Resources Officer in April 2023. Prior to joining the Company, Ms. Catlett served as Vice President and Chief Human Resources Officer for Stepan Company from July 2018 to April 2023. Ms. Catlett graduated from the University of Notre Dame earning bachelor's degrees from the college of Science as well as Arts & Letters. Ms. Catlett received her MBA from Northwestern University, Kellogg School of Management.

JEFFREY J. WATOREK was appointed Vice President and Treasurer in April 2017 and also served as the Company's Secretary from April 2017 to February 2022. Prior to April 2017, Mr. Watorek served as the Company’s Director of Financial Planning and Analysis since 2012 and Manager of External Reporting from 2008 to 2012. Prior to joining the Company, Mr. Watorek served as a Manager at Ernst & Young. Mr. Watorek graduated from Canisius College (now known as Canisius University) with bachelor’s and master’s degrees in accounting.

2025 PROXY STATEMENT	25

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement (commonly referred to as the “Say-on-Pay” vote) as required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The Say-on-Pay vote is advisory, and therefore not binding on the Company or the Compensation and Human Capital Committee. However, the outcome of the vote will provide information to the Company and the Compensation and Human Capital Committee regarding stockholder sentiment about our compensation policies and procedures, which the Compensation and Human Capital Committee will carefully review and consider when making future decisions regarding the compensation of our executive officers. Stockholders are encouraged to read the section below entitled “Compensation Discussion and Analysis,” which describes how our compensation policies and procedures implement our compensation philosophy.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2023 annual meeting of stockholders, a plurality of stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board of Directors, the Board of Directors determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency.
The Compensation and Human Capital Committee has designed our executive compensation program to link pay with performance and enable the Company to attract and retain qualified talent on the executive management team. We believe the Say-on-Pay vote represents an additional means by which the Compensation and Human Capital Committee may obtain important feedback from our stockholders about the executive compensation program it has designed for our executive officers.
As set forth in the Compensation Discussion and Analysis, the overall objective of our executive compensation program is to attract and retain the talent necessary to ensure Gibraltar’s continued success and to ensure alignment of executive pay with stockholder interests and support Company goals and strategies. To achieve this, the Compensation and Human Capital Committee has designed compensation programs that:
•Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•Drive high performance by our executive officers through the use of programs that support and reward desired business results;
•Provide opportunities for high performing executive officers to achieve above market rewards;
•Provide the ability to attract and retain highly qualified executive officers;
•Reinforce our commitment to operational excellence, quality, safety, innovation, and the environment;
•Assess and manage risk associated with compensation policies and practices; and
•Provide the flexibility to vary compensation costs through periods of change in our business.
A significant portion of the total compensation of our executive officers is performance-based, in that it depends on the achievement of both short and long-term financial goals and strategic objectives. Additionally, by using our common stock as long-term incentive compensation, we incentivize the establishment and implementation of policies and programs which we anticipate will improve the price of our stock.
In 2024, performance-based compensation represented 64% of our Chief Executive Officer’s targeted total compensation and an average of 44% of the targeted total compensation of our other named executive officers. We believe that this emphasis on both short and long-term financial performance in our compensation structure aligns executives’ and stockholders’ interests. The Compensation and Human Capital Committee believes that the executive compensation program is closely aligned with the long-term interests of our stockholders and is effective in implementing our compensation philosophy and in achieving our strategic goals.

26	G I B R A L T A R

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

The Say-on-Pay vote gives you, as a stockholder, the opportunity to provide feedback on our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Gibraltar Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Definitive Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosure.”
The Board of Directors urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth below in the Compensation Discussion and Analysis, the Compensation and Human Capital Committee is of the view that the executive compensation for 2024 was reasonable and appropriate, justified by the performance of the Company and the result of a carefully considered approach.
Although the Say-on-Pay vote is non-binding, the Board of Directors and Compensation and Human Capital Committee will carefully consider the outcome of the Say-on-Pay vote, as well as other communications from stockholders relating to our compensation practices, in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN PROPOSAL 2.

2025 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

In this section, Compensation Discussion and Analysis (“CD&A”), we provide a detailed description of our executive compensation programs, including our compensation philosophy and pay-for-performance approach, the design of our compensation program, the individual elements of the programs, the methodology and processes used by the Compensation and Human Capital Committee to make compensation decisions, and the relationship between the Company's performance and compensation delivered in fiscal year 2024.
The discussion in this CD&A focuses on our CEO, current CFO, and former CFO, each of whom served in the respective position in fiscal year 2024, and the three most highly compensated executive officers (the “NEOs”) in fiscal year 2024, who were:

William T. Bosway	Chairman of the Board, President and Chief Executive Officer
Joseph A. Lovechio	Vice President and Chief Financial Officer
Timothy F. Murphy (1)	Former Senior Vice President and Chief Financial Officer
Katherine E. Bolanowski	General Counsel, Vice President and Secretary
Janet A. Catlett	Vice President and Chief Human Resources Officer
Jeffrey J. Watorek	Vice President and Treasurer

(1)Murphy served as Senior Vice President and Chief Financial Officer through August 18, 2024.

Executive Summary

2024 Company Performance and Results
In 2024, we delivered value to our stockholders and remained focused on key initiatives and our three-pillar strategy. The Company:
•Delivered consolidated net sales of $1.31 billion, a decrease of 5.0% year-over-year primarily due to challenging market conditions in our Residential and Renewables segments.
•Delivered GAAP net earnings of $137 million and GAAP EPS of $4.46, which included the gain on sale of the Residential electronic locker business and an intangible asset impairment charges.
•Delivered adjusted net earnings(1) of $131 million and adjusted EPS(1) of $4.25, an improvement year-over-year largely driven by ongoing operational improvement, implementation of 80/20 initiatives, and mix of business and products.
•Generated cash provided by operating activities of $174 million and free cash flow(1) of $154 million, representing 12% of net sales.
•Finished the year with 52.4 days working capital (DWC)(1), in line with the 2024 target of 53.0 DWC approved by the Compensation and Human Capital Committee.
•Delivered return on invested capital ("ROIC")(1) of 15.9%, below the 2024 target of 17.0% that was set based on budget presented to the Board of Directors and approved by the Compensation and Human Capital Committee.
•We also continued to optimize our portfolio by:
–divesting our electronic locker business within the Residential segment in December 2024; and
–expanding our Agtech segment in February 2025 by acquiring Lane Supply, Inc., an industry leader in designing, manufacturing, and installing structural canopies serving the convenience store, travel center, food retail, EV charging stations, and quick serve restaurant markets.

(1) See Appendix B for reconciliation of non-GAAP financial measure to their most directly comparable GAAP measure.

28	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights Gibraltar is committed to a pay-for-performance philosophy. The Company employs these best practices to align with this philosophy:

What We Do	What We Don’t Do

Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	X	Have single-trigger change-in-control agreements
Set performance goals for stock-based incentives on ROIC based in part on consultation with significant stockholders	X	Provide double-trigger change-in-control cash benefits greater than 275% of cash compensation
Limit the maximum payout that can be received in our annual cash incentive plan to 200% of target	X	Maintain a supplemental executive retirement plan
Require our directors and executive officers to satisfy stock ownership guidelines	X	Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
Engage in a rigorous target-setting process and use multiple performance metrics for the annual cash incentive plan	X	Provide excise tax gross-ups upon a change in control
Maintain a Clawback Policy that applies to our named executive officers	X	Provide tax gross-ups on executive benefits and perquisites
Reasonable use of executive perquisites	X	Grant discounted stock options or, reload or re-price stock options without stockholder approval
Focus on mitigating undue risk in compensation programs	X	Provide guaranteed base salary increases or bonus payments to executives

The Compensation and Human Capital Committee believes that the Company’s pay-for-performance philosophy and commitment to compensation programs that encourage the creation of sustainable, long-term stockholder value and alignment of the interests of our executives with those of our stockholders have been successful in encouraging consistent improvement in the Company’s operating results. The summary above, as well as the information contained within this CD&A, demonstrates the Compensation and Human Capital Committee’s commitment to creating an executive compensation program that fairly rewards our executives based on performance.

2024 Say-on-Pay Vote Results and Response

The Compensation and Human Capital Committee considers the results of the annual "Say-on-Pay" vote, among other factors, in making decisions regarding executive compensation programs. We received strong support from stockholders on "Say-on-Pay" at our 2024 annual meeting of stockholders, with 97% of the votes cast (excluding broker non-votes) in favor of our 2023 executive compensation program. The Compensation and Human Capital Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, the Compensation and Human Capital Committee works closely with independent consultants and our executive management team to evaluate and make changes, if necessary, to provide executive compensation programs that are aligned to our compensation philosophy and pay-for-performance.
After considering and based on the results of the "Say-on-Pay" vote results noted above, the Compensation and Human Capital Committee determined our executive compensation programs continue to be appropriate and did not make any material changes to our executive compensation programs in response to the 2024 "Say-on-Pay" vote.

2025 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Pay-for-Performance

The Compensation and Human Capital Committee’s executive pay philosophy is designed to promote alignment of executive pay with stockholder interests and to support Company goals and strategies. Our executive compensation program is based on a pay-for performance philosophy and is designed and managed to promote value creation, advance overall business objectives and attract and retain qualified talented executives who create compounding and sustainable value to our stockholders through the achievement of the Company's strategy built on three core pillars: Business System, Portfolio Management, and Organization Development. From time to time, the executive pay philosophy may be adjusted as necessary, to ensure alignment of executive pay with stockholder interests and to support the Company’s goals and strategies.
The Compensation and Human Capital Committee focuses the design and delivery of our executive compensation programs to achieve the following:
•Provide competitive total pay opportunity levels relative to an appropriate group of our peer companies;
•Drive high performance by our executive officers through the use of programs that support and reward desired business results;
•Provide opportunities for high performing executive officers to achieve above market rewards;
•Provide the ability to attract and retain highly qualified executive officers;
•Assess and manage risk associated with compensation policies and practices; and
•Provide the flexibility to vary compensation costs through periods of change in our business.
The elements of our compensation program for executive officers include base salary, the annual MICP, equity-based incentive compensation under the Long-Term Incentive Plan (“LTIP”), non-qualified equity-based deferred compensation plan (the “2018 MSPP”), and other benefits and perquisites.
The Compensation and Human Capital Committee believes our annual MICP, which provides annual incentives based on the achievement of financial goals, and LTIP, which includes performance-based and time-based equity awards, promote the objectives stated above and aligns with the interests of our stockholders. We believe our executive officers’ interests are more aligned with those of our stockholders when compensation programs are significantly tied to the value of our common stock, encourage ownership of our common stock, and reward both short and long-term financial performance. This structure motivates our executives to focus on long-term value creation and stock price growth. Furthermore, the Compensation and Human Capital Committee believes the other elements of our executive compensation program are competitive with the market for our executive talent and allow us to attract and retain highly qualified executives.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs' Average Total Target Compensation

30	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Consistent with our executive compensation philosophy and pay-for-performance approach, our CEO’s target compensation is designed to be heavily weighted toward performance-based compensation. Performance-based compensation consists of annual incentive compensation and performance-based equity awards. In fiscal year 2024, the charts above illustrate the mix of targeted compensation for our CEO and the average mix for the other NEOs.
•64% of our CEO’s target compensation consisted of performance-based compensation, with an additional 19% in time-vested stock awards.
•On average, 44% of our NEOs' (excluding the CEO) target compensation was performance-based compensation, with another 14% in time-vested stock awards.
The long-term value of the time-vested stock awards will fluctuate with our stock price, aligning our executives’ interests with those of our stockholders. Time-based RSUs convert to shares ratably over generally a four-year vesting period whereas PSUs convert to shares after a three-year vesting period and MSPP company matching contributions are credited to deferred matching account with hypothetical units tracking the Company's common stock determined in accordance with the 2018 MSPP which include a five-year service vesting period. The Compensation and Human Capital Committee believes this structure encourages share ownership focusing our executive officers on long-term value creation aligned to the interests of our stockholders while at the same time encouraging retention and continuity of our executive management team.
For additional information on our pay-for-performance approach and results, please see the information in our "Distinguishing Award Compensation from Realized Compensation" section of this Proxy Statement and the Pay versus Performance tabular disclosures, with the accompanying notes and supplemental charts, in our "Pay Versus Performance" section of this Proxy Statement beginning on page 49.

Distinguishing Awarded Compensation from Realized Compensation

We believe it is important to differentiate between the compensation awarded to our NEOs in 2024, as required to be reported under applicable SEC rules, and the compensation the NEOs actually earned as the Summary Compensation Table reports different relevant performance depending on the type of compensation. For stock awards, specifically PSUs, the reported value on the Summary Compensation Table is the target award value or grant-date fair value. In contrast, the non-equity incentive plan compensation, specifically annual MICP, the reported value on the Summary Compensation Table is the actual amount earned and to be paid to the NEOs. If the PSUs were reported at their realized value, based on the grant date price and the actual number of PSUs earned rather than target, it would highlight the impact of actual performance on each NEO's compensation.
The table and chart below illustrate the targeted versus realized total fixed and performance-based compensation by NEOs in 2024. The elements that comprise total fixed and performance-based compensation include the following:

Name	Total Fixed (1) ($)	Performance-Based Compensation						Total Fixed and Performance-Based Compensation		Realized Pay as a % of Target (%)
		MICP		PSUs		Deferred Compensation
		Target (2) ($)	Realized (3) ($)	Target (4) ($)	Realized (5) ($)	Target (6) ($)	Realized (6) ($)	Target ($)	Realized ($)
William T. Bosway	1,998,280	1,056,000	541,728	1,979,951	890,986	633,600	325,037	5,667,831	3,756,031	66%
Joseph A. Lovechio	626,973	96,000	49,248	143,969	64,763	—	—	866,942	740,984	85%
Timothy F. Murphy	785,439	293,079	150,350	488,422	219,813	175,847	90,210	1,742,787	1,245,812	71%
Katherine E. Bolanowski	658,012	140,746	72,203	160,839	72,416	84,448	43,322	1,044,045	845,953	81%
Janet A. Catlett	554,626	160,160	82,162	280,264	126,107	96,096	32,865	1,091,146	795,760	73%
Jeffrey J. Watorek	375,108	66,950	34,345	160,606	72,261	20,085	6,869	622,749	488,583	78%

(1)Equal to the (i) "Salary" and "Bonus" columns in the Summary Compensation Table, plus the (ii) granted time-based RSUs included in "Stock Awards" column of the Summary Compensation Table, as well as refer to Grants of Plan-Based Awards in 2024 on page 45 (footnotes 2, 6 and 7), (iii) the actual non-qualified deferred compensation earnings related to Company match on deferred salary under the 2018 MSPP as elected by NEO for 2024, as well as refer to Non-qualified Deferred Compensation on page 48 (footnote 2), and (iv) amounts set forth under "All Other Compensation" in the Summary Compensation Table.

2025 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

(2)Refer to the "Annual Management Incentive Compensation Plan" subcaption under the "Elements of Our Compensation Program" subsection beginning on page 34 within this Compensation Discussion and Analysis section for details on the "Potential Payout at Target" for the annual MICP.
(3)Refer to the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.
(4)Refer to Grants of Plan-Based Awards in 2024 on page 45 (footnote 3). In addition, refer to the "Stock Awards" column in the Summary Compensation Table.
(5)Refer to the "Long-Term Incentive Plan" subcaption under the "Elements of Our Compensation Program" subsection beginning on page 34 within this Compensation Discussion and Analysis section for details on the PSUs grant date fair value earned during 2024.
(6)(i) Target equals the hypothetical units that track the common stock of the Company that would be credited to their non-qualified deferred compensation accounts if NEOs deferred 100% of their 2024 MICP at target; and (ii) Realized equals the value of the hypothetical units that track the common stock of the Company that will be credited to their non-qualified deferred compensation accounts related to their actual 2024 MICP match based on NEOs actual deferral election. Lovechio was hired after June 30, 2024, and therefore, was not eligible to defer his 2024 MICP in accordance with the 2018 MSPP.

32	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

As indicated in the above table, the realized compensation earned by each NEO in 2024 ranged from 66% to 85% of targeted compensation. The chart above further illustrates that the realized compensation was less than target compensation as a result of the Company’s performance in relation to the performance goals set forth for both the 2024 annual MICP and 2024 PSUs. The Compensation and Human Capital Committee believes that the realized compensation is an important metric for evaluating the effectiveness of our executive compensation program and our pay-for-performance approach.

Design of the Executive Compensation Program

We review our executive compensation program annually to ensure it meets its goals and incorporates changes consistent with current industry best practices. The program compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity-based incentives. The Compensation and Human Capital Committee engaged WTW, an independent compensation advisor, to provide survey information and review and analyze the 2024 executive compensation program. Their objective was to provide insight to the Compensation and Human Capital Committee to help ensure the program promotes pay-for-performance, is grounded in strong governance practices, and remains competitive with our industry peers.
2024 Peer Group
The Compensation and Human Capital Committee annually assesses executive officers' target compensation relative to a peer group of similarly-sized companies in comparable industries. This peer group is selected by the Compensation and Human Capital Committee in consultation with WTW. The Compensation and Human Capital Committee believes this peer group aligns with best practices, providing a sufficient sample size and reflecting the market for executive talent that our business faces. The peer companies were selected based on comparable size, as measured by net sales and market capitalization, and industry, specifically businesses supporting the building products, industrial products, or renewables industries. The selected peer group for fiscal year 2024 consisted of the following companies:

Aaon, Inc.	Array Technologies, Inc.	Masonite International Corporation
Albany International Corporation	Eagle Materials, Inc.	PGT Innovations, Inc.
American Woodmark Corporation	Griffon Corporation	Quanex Building Products Corporation
Apogee Enterprises, Inc.	Insteel Industries, Inc.	Simpson Manufacturing Co., Inc.
Armstrong World Industries, Inc.	L.B. Foster Company	Trex Company, Inc.

The Compensation and Human Capital Committee made the following changes in 2024:
•Added one company: Array Technologies, Inc.
•Removed three companies: A.O. Smith Corporation, Enerpac Tool Group Corporation, and Patrick Industries, Inc.
Compensation and Human Capital Committee Approval Process
Recommendations for increases to salary and participation levels for all components of our compensation program for executive officers other than the CEO are made annually based on the CEO’s evaluation of each executive officer’s performance, tenure, experience, level of responsibility, the Company’s financial position, and their contribution to the Company’s strategies and goals. This information, along with the information provided by the independent compensation consultant, is used by the Compensation and Human Capital Committee to review and establish each executive officer's compensation. The CEO’s compensation package is determined by the Compensation and Human Capital Committee using the same criteria. No executive officer, except the CEO when discussing other executive officers, participates in the Compensation and Human Capital Committee's deliberations regarding executive compensation.

2025 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee has final authority over the annual compensation packages of our executive officers. Once base salaries and participation levels are set, the formula-driven components of our compensation program determine the total compensation based on the achievement of the Company’s annual goals. Targeted annual incentive compensation and long-term equity-based incentive compensation for each executive officer are set as percentages of their base salary and approved by the Compensation and Human Capital Committee. This approach provides both executive officers and stockholders with a degree of certainty regarding the incentive compensation executive officers will receive upon achieving specified performance levels.

Named Executive Officer	Percentage of Base Salary
	MICP	LTIP
William T. Bosway	120%	350%
Joseph A. Lovechio	60%	120%
Timothy F. Murphy	60%	145%
Katherine E. Bolanowski	35%	75%
Janet A. Catlett	40%	100%
Jeffrey J. Watorek	25%	75%

Targets are set considering peer group practices, survey data, tenure, and role at the Company. The Compensation and Human Capital Committee believes these compensation levels are reasonable compared to our peer companies described above and are tailored to the Company’s leadership structure, level of responsibility, and emphasis on pay-for-performance. Additionally, the Compensation and Human Capital Committee emphasizes stock ownership to align our executive officers' interests with those of our stockholders.
Consideration of Risk
The Compensation and Human Capital Committee believes our executive compensation program incentivizes long-term value creation while avoiding excessive short-term risk. The program is balanced yet focused on the long-term, incentivizing our executive officers to deliver superior performance over sustained periods.
Performance goals align with our overall risk framework and reflect a balanced mix of financial measures, avoiding excessive weight on a single measure. Compensation is balanced among current cash payments, deferred cash, and equity awards. Additionally, we have guidelines in place limiting compensation under performance-based programs, and policies requiring executive officers to own certain levels of Company stock, prohibiting hedging and pledging activities, and a Clawback Policy for all performance-based compensation.

Elements of Our Executive Compensation Program

Base Salary
Base salary is annual fixed cash compensation and is the principal non-variable element of the Company's total compensation program.
The Compensation and Human Capital Committee reviews and approves base salaries generally at its February meeting, with new salaries effective early March of the same year. Base salaries for our NEOs reflect the level, scope, and complexity of each executive officer's role and responsibility, performance over time and whether their salary is appropriately positioned relative to similarly situated executives in our peer group and survey data.
For fiscal year 2024, the Compensation and Human Capital Committee reviewed and approved the base salaries shown below.

34	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Base Salary (Annualized Rate)
	Fiscal Year 2024	Fiscal Year 2023	% Change
William T. Bosway	$880,000	$850,000	3.5%
Joseph A. Lovechio	$480,000	n/a	n/a
Timothy F. Murphy	$488,465	$473,089	3.3%
Katherine E. Bolanowski	$402,131	$386,664	4.0%
Janet A. Catlett	$400,400	$385,000	4.0%
Jeffrey J. Watorek	$267,800	$257,500	4.0%

Annual Management Incentive Compensation Plan
The Compensation and Human Capital Committee annually reviews and adjusts performance targets and weightings in consultation with the Company's executive team. To ensure focus on key metrics, the Compensation and Human Capital Committee adjusts weightings and targets as needed.
For 2024, seventy-five percent (75%) of the annual MICP payout is based on net sales and adjusted EPS, evaluated in a nine-by-nine matrix with payouts ranging from 35% to 200% of the target. A 35% payout is earned if both metrics meet the threshold levels of achievement, and 200% is earned if both meet or exceed the 200% achievement levels. If either metric is less than the threshold level of achievement, the payout is zero.
The remaining twenty-five percent (25%) of the annual MICP payout is based on days working capital ("DWC"), with payout ranges of 35% to 200% of the target. A 35% payout is earned if DWC meets the threshold level of achievement, and 200% is earned if DWC meets or exceeds the 200% achievement level. If actual DWC is less than the threshold level of achievement, the payout is zero.
The Compensation and Human Capital Committee believes that incentivizing executives to improve earnings and efficiently use capital will provide value to stockholders. Higher profits and lower working capital requirements lead to increased cash flow, which can fund the Company's growth initiatives, including acquisitions.
Additionally, the Compensation and Human Capital Committee believes that the combination of the three financial performance targets (net sales, adjusted EPS, and DWC) motivates our executives to maximize stockholder return on investment. The Compensation and Human Capital Committee concluded that these metrics effectively connect to the creation of stockholder value.
The Compensation and Human Capital Committee uses adjusted financial information to determine the incentive compensation for NEOs under our performance-based compensation plans. This approach keeps our executives motivated to make difficult decisions that drive long-term value, such as restructuring, acquisitions, and divestitures, despite the short-term costs. These items are typically not part of the budgeting process and cannot necessarily be anticipated.
See the detailed description of net sales, adjusted EPS and DWC in Appendix B. The following graphic illustrates the weighting and calculation of the 2024 annual MICP financial performance goals.

Fiscal Year 2024 Design		x		x			+

9-by-9 Matrix

	Base Salary ($)		Target Annual Incentive Compensation Percentage (%)		Net Sales	Adjusted EPS		DWC

					Weighted 75%			Weighted 25%

2025 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

The targets and thresholds for the annual MICP awards for fiscal year 2024, compared to actual achievements and payout factors were as follows:

Level of Achievement	Net Sales (in millions)	Adjusted EPS	DWC

Threshold	$1,296	$4.17	57.9
100% Achievement	$1,464	$4.71	53.0
200% Achievement	$1,648	$5.30	48.4

Actual	$1,309	$4.25	52.4

Payout Factor	35.0%		100.0%
Weighting	75%		25%

MICP Payout Percentage	26.3%		25.0%

For fiscal year 2024, the potential payout at target and actual payout for our NEOs were as follows:

Named Executive Officer	Targeted Annual Incentive Compensation as a Percentage of Base Salary	Base Salary	Target Payout	Actual
				Payout Percentage	Payout Amount
William T. Bosway	120%	$880,000	$1,056,000	51.3%	$541,728
Joseph A. Lovechio (1)	60%	$160,000	$96,000	51.3%	$49,248
Timothy F. Murphy	60%	$488,465	$293,079	51.3%	$150,350
Katherine E. Bolanowski	35%	$402,131	$140,746	51.3%	$72,203
Janet A. Catlett	40%	$400,400	$160,160	51.3%	$82,162
Jeffrey J. Watorek	25%	$267,800	$66,950	51.3%	$34,345

(1) Base salary prorated as Lovechio was hired and appointed as Vice President and Chief Financial Officer effective August 19, 2024.

Equity-based Incentive Compensation
We maintain an equity-based incentive compensation plan known as the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”). Our Amended 2018 Plan is an integral component of our overall compensation structure and allows the Company to grant equity-based compensation awards to our named executive officers and other eligible management employees.

Long-Term Incentive Plan

The Compensation and Human Capital Committee annually approves grants of long-term equity-based awards to our named executive officers with a target value, at the time the award is made, equal to a percentage of the executive officer’s base salary. Equity awards consist of time-vested grants of RSUs and performance-based grants of PSUs. In all cases, the proportion of awards granted is more heavily weighted towards PSUs (at least 50%), with the CEO's award weighted 64% in the form of PSUs.
Targeted annual incentive compensation under awards of RSUs and PSUs as a percentage of executive officer base salaries for 2024 are as follows:

36	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Target Annual Incentive Compensation of 2024 RSUs	Annual Award of RSUs as a Percentage of Base Salary	Target Annual Incentive Compensation of 2024 PSUs	Annual Award of PSUs as a Percentage of Base Salary
William T. Bosway	$1,100,000	125%	$1,980,000	225%
Joseph A. Lovechio (1)	$48,000	30%	$144,000	90%
Timothy F. Murphy	$219,809	45%	$488,465	100%
Katherine E. Bolanowski	$140,746	35%	$160,852	40%
Janet A. Catlett	$120,120	30%	$280,280	70%
Jeffrey J. Watorek	$40,170	15%	$160,680	60%

(1) Target Annual Incentive Compensation of 2024 RSUs and 2024 PSUs prorated respectively as Lovechio was hired and appointed as Vice President and Chief Financial Officer effective August 19, 2024.

Restricted Stock Units
Under the terms of awards of RSUs, vesting occurs in equal installments over a four-year period commencing on the first anniversary of the grant date. The vesting conditions which apply to RSUs granted to the executive officers under the Company’s LTIP are designed to reward executives for continuing their employment with the Company and for implementing policies and practices with the goal of increasing the value of the Company’s common stock over a significant period of time.

Performance Stock Units
Under the terms of awards of PSUs, achievement is determined based on ROIC (as defined in the award) in the year of issuance and cliff-vest three years from date of grant. The number of PSUs earned was determined during the 2024 performance period based on the Company’s ROIC compared to the targeted ROIC. As portfolio management is a core pillar of the Company's strategy, and the Company has significant capital for acquisitions to expand its position and shape its market, the Company has set the performance period at one year given the challenge of forecasting in an merger and acquisition environment. The Compensation and Human Capital Committee selected ROIC as the performance goal for PSU payouts based on stockholder feedback and the recommendation of the executive management team.
Why ROIC is Important:
•Investment Decisions: ROIC incentivizes our executives to carefully allocate capital for equipment, growth opportunities, acquisitions, and other growth initiatives.
•Performance Measurement: ROIC measures profitability, cash flow generation, and asset management, which reflects the effectiveness of our executive management team.
•Stockholder Interests: The Compensation and Human Capital Committee believes that incorporating ROIC aligns executive compensation with the interests of our stockholders.
•Long-term Value Creation: The three-year vesting period incentivizes long-term value creation and promotes retention of the Company's executive management team.

2024 ROIC:
•Target: 17.0%, approved by the Compensation and Human Capital Committee based on the budgeted financial information presented by the executive management team.
•Threshold: 15.0%
•Maximum Payout: Limited to 200% of shares, requiring a ROIC of 19.0% or higher.

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

In 2024, the NEOs earned 45.0% of the targeted PSUs awarded as the actual ROIC, as calculated in Appendix B.
The following table calculates the number of 2024 PSUs issued and earned for fiscal year 2024:

	William T. Bosway	Joseph A. Lovechio (1)	Timothy F. Murphy	Katherine E. Bolanowski	Janet A. Catlett	Jeffrey J. Watorek
Salary as of grant date	$880,000	$160,000	$488,465	$402,131	$400,400	$267,800
Annual award of PSUs as a percentage of base salary	225%	90%	100%	40%	70%	60%

Stock price as of grant date	$77.70	$65.95	$77.70	$77.70	$77.70	$77.70
PSUs awarded at target during 2024 (#)	25,482	2,183	6,286	2,070	3,607	2,067
PSUs grant date fair value at target ($)	$1,979,951	$143,969	$488,422	$160,839	$280,264	$160,606
Percentage of PSUs earned	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%
PSUs earned during 2024 (#)	11,467	982	2,829	932	1,623	930
PSUs grant date fair value earned during 2024 ($)	$890,986	$64,763	$219,813	$72,416	$126,107	$72,261

(1) Salary as of grant date prorated as Lovechio was hired and appointed as Vice President and Chief Financial Officer effective August 19, 2024.

Non-qualified Deferred Compensation Plan

A feature of our Amended 2018 Plan, as described above, is the 2018 MSPP, a non-qualified deferred compensation arrangement. This plan allows our executive officers to defer up to 25% of their base salary and up to 100% of their bonus (i.e., annual incentive compensation earned under the MICP). The Compensation and Human Capital Committee approved the 2018 MSPP to attract, retain, and motivate executive officers.
Key Features of the 2018 MSPP:
•Deferral of Compensation: Executive officers can elect to defer receipt of a portion of their base salary or bonus. The deferred amount is credited to a deferral account (“Deferral Account”).
•Investment Alternatives: Deferred amounts can achieve an investment return based on hypothetical investments chosen by the executive officer among investment alternatives. These options are substantially similar to the investment alternatives available to participants in the Company’s 401(k) Plan and include hypothetical units tracking the Company's common stock (“Deferral Units”). The Deferral Units are credited to the Deferral Account based on the deferred base salary and bonus amounts, multiplied by the value of the Company’s common stock, as calculated in accordance with the 2018 MSPP.
•Deferral Account: Each executive officer’s Deferral Account reflects the deferred base salary and bonus, along with any earnings or losses from the chosen investment alternatives.
•Matching Contributions: The Company matches up to 40% of the base salary deferred and up to 80% of the first 50% of the bonus deferred, plus up to 40% of any excess bonus deferred. These matches are credited to a deferred matching account ("Matching Account") with hypothetical units tracking the Company's common stock ("Matching Units") determined in accordance with the 2018 MSPP.

38	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Payment of Deferred Amounts:
•Upon Termination: Payments from the executive officer’s Deferral Account, including deferred amounts and investment returns that would have been realized had such amounts been invested in the investment alternatives selected by the executive officer, including the value of any Deferral Units, are made in cash upon a termination of employment.
•Matching Account: The value of the Matching Account is paid in cash if the executive officer's employment is terminated after the fifth anniversary of the executive officer's vesting commencement date, or if the executive officer’s employment is terminated by the Company without "cause," by the executive officer for "good reason," or due to death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
•Forfeiture: Matching Units are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, termination by the Company without cause, a resignation for good reason, or death or disability, before the executive officer reaches the fifth anniversary of the executive officer's vesting commencement date.
Payment Options:
•Lump Sum or Installments: Prior to the deferral, the executive officer elects whether to receive payment of the amounts determined above in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments, in each case, beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the executive officer’s account earns interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus 2%.
The Compensation and Human Capital Committee believes the 2018 MSPP furthers our compensation objectives of aligning the interests of our executive officers with those of stockholders by providing the executive officers an opportunity to increase post-termination compensation as a result of increases in the value of the Company’s common stock over their careers.

The following table summarizes the amount each named executive officer deferred into the 2018 MSPP, the number of Deferral Units credited to their 2018 MSPP accounts, and the Matching Units credited to their 2018 MSPP accounts during 2024:

Named Executive Officer	Deferred Compensation ($)	Credited to 2018 MSPP
		Deferral Units (#)	Matching Units (#)
William T. Bosway	$1,190,340	17,216	10,330
Joseph A. Lovechio	$32,308	—	189
Timothy F. Murphy	$452,649	4,791	3,545
Katherine E. Bolanowski	$257,737	—	1,922
Janet A. Catlett	$99,656	867	912
Jeffrey J. Watorek	$90,735	—	364

CEO's Supplemental RSU Pool

On an annual basis, the Compensation and Human Capital Committee establishes a pool of RSUs and grants the CEO authority to issue RSUs from this pool at his discretion. If the CEO desires to issue RSUs from this pool to an executive officer or a direct report of the CEO, Compensation and Human Capital Committee approval is required. The awards are intended to provide the CEO with a tool to (a) recognize significant accomplishments or efforts not sufficiently recognized by the Company's annual or long-term incentive programs, (b) provide an incentive for retention, (c) acknowledge potential for leadership development, and (d) recognize a promotion or increased responsibilities. Awards are issued in the form of restricted stock or restricted stock units and generally cliff vest after a three-year period. During 2024, Ms. Bolanowski and Mr. Watorek were awarded 900 and 600 RSUs, respectively.

2025 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

One-Time Awards to CFO in 2024
In connection with the Company's appointment of Mr. Lovechio as the Company's CFO in August 2024, the Compensation and Human Capital Committee awarded Mr. Lovechio one-time awards, which included (i) a cash incentive of $150,000 paid in October 2024; and (ii) an equity award with an approximate grant date value of $250,000 granted in the form of 3,790 RSUs on August 19, 2024, which are subject to the terms of the Amended 2018 Plan, and vest ratably on each hire date anniversary over a three year period commencing on August 19, 2025. Although all compensation related to equity awards is captured within the Summary Compensation Table in 2024, the Compensation and Human Capital Committee considers Mr. Lovechio's equity award as compensation related to the three-year vesting period.

Retirement Plans
Our executive officers are entitled to participate in our Gibraltar 401(k) Plan. The Company provides a 100% match of the first three percent of compensation deferred, and 50% match on the next two percent of compensation deferred. Participants are fully vested in all Company matching contributions. The Company does not provide any other retirement benefits aside from the 401(k) Plan.

Perquisites and Other Benefits
The perquisites offered to our executive officers in 2024 include health-care benefits, including healthcare expense reimbursement, tax planning services and personal use of Company automobiles.

Change in Control Benefits
Our executive officers have been a key component in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive officers are aligned with the long-term success of the Company. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to vigorously negotiate the optimal financial terms for our stockholders in the event of any potential, future change in control transactions. As a result, the Company has adopted the Gibraltar Industries, Inc. Change in Control Executive Severance Plan ("CiC Plan") to provide severance pay and benefits to our executive officers. The Company has entered into a CiC Plan Participation Agreement with each of our executive officers. Our CiC Plan benefits for our executive officers provide for the protection of previously granted equity-based incentive compensation and provide for a cash payment upon a "double trigger" event, which would be the consummation of the change in control transaction and subsequent termination of employment.
For more information concerning amounts our executive officers are entitled to receive upon a termination of employment and change in control, see “Potential Payments Upon Termination or Change in Control” below.
Generally Available Benefit Programs
The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include vacation, medical and dental insurance, life insurance, a salary continuation plan providing short-term disability benefits.

Long-Term Incentive Compensation Grant Practices

Executive equity awards are approved at regularly scheduled Compensation and Human Capital Committee meetings, at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date of equity awards approved by the Compensation and Human Capital Committee is either the date of Committee approval or a date subsequent to the approval date as specified by the Compensation and Human Capital Committee. The timing of equity awards has not been coordinated with the release of material non-public information.

40	G I B R A L T A R

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

Clawback Policy Prior to October 2, 2023
If the independent members of the Board of Directors, or a committee thereof, determine that an executive officer has engaged in fraudulent conduct that results in a restatement of the Company’s financial statements previously filed with the SEC, the independent directors may take a range of actions to remedy the conduct and prevent its recurrence. Actions would vary depending on the facts and circumstances as determined by the independent directors, and may include seeking reimbursement as deemed appropriate under the circumstances with respect to any bonus, incentive payment, equity award, or other compensation paid or awarded to the executive officer of the Company who has engaged in fraudulent conduct where such compensation was predicated upon any financial results or operating metrics that were the product of fraudulent conduct.
Clawback Policy Adopted as of October 2, 2023
The Company's Policy for the Recovery of Erroneously Awarded Compensation provides that the Company must promptly recover specified incentive-based compensation that is received by its executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, an executive officer for recoveries under this policy.
The recovery period under the policy is three full years preceding the date the Board of Directors or a committee thereof concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former executive officer with a written demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.
This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.

Executive Stock Ownership Policy

In accordance with the Company's Stock Ownership Policy, the Chief Executive Officer is required to hold 500% of his or her base salary in shares of the Company's common stock or other permitted equity interest within five years following his or her appointment. Also in accordance with this policy, the Chief Financial Officer and Vice Presidents are required to hold 300% and 50% of their base salary, respectively, in shares of the Company's common stock or other permitted equity interest within three years following their appointment. For purposes of determining value of shares held, shares include common stock owned by the officer and those owned by spouse and/or minor children. Performance stock units and restricted stock units settled in the Company's common stock are considered equity interest for this purpose. The value of shares held is determined based on current fair market value and in the case of options, based on the difference between the exercise price and fair market value per share.
This policy is available on our website at www.gibraltar1.com.

2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Hedging and Pledging Company Securities Policy

Under our insider trading policy, the Company has adopted a policy that prohibits any director or executive officer from engaging in hedging transactions related to, or from pledging or creating a security interest in the Company's Common Stock that the director or officer directly or indirectly owns and controls. No director or executive officer has hedged or pledged any shares of the Company's Common Stock.
Our Insider Trading Policy is available on our website at www.gibraltar1.com.

Tax Considerations

Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.
If a company makes "parachute payments," Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting "excess parachute payments" and Section 4999 of the Code imposes on a "disqualified individual" a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to disqualified individuals that are contingent upon a change in control in an amount equal to or greater than three times the disqualified individual’s base amount (in general, the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one time the disqualified individual’s base amount. The CiC Plan and CiC Plan Participation Agreements and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. The Company does not pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed and discussed the contents of the above Compensation Discussion and Analysis section of this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K filed February 19, 2025.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

Mark G. Barberio (Chair)
Gwendolyn G. Mizell
Linda K. Myers
Atlee Valentine Pope

42	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2024, 2023, and 2022
Name and Principal Position	Year	Salary (4) ($)	Bonus (5) ($)	Stock Awards (6) ($)	Non-Equity Incentive Plan Compensation (7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (8) ($)	All Other Compensation (9) ($)	Total ($)
William T. Bosway Chairman of the Board, President and Chief Executive Officer	2024	874,346	—	3,079,950	541,728	714,204	23,935	5,234,163
	2023	845,481	—	2,974,951	1,190,340	494,408	23,439	5,528,619
	2022	825,000	—	2,887,445	683,100	82,500	20,605	4,498,650
Joseph A. Lovechio (1) Vice President and Chief Financial Officer	2024	166,154	150,000	441,865	49,248	12,923	—	820,190

Timothy F. Murphy (2) Senior Vice President and former Chief Financial Officer	2024	485,567	—	708,158	150,350	247,311	31,579	1,622,965
	2023	470,598	—	685,902	331,257	161,153	25,742	1,674,652
	2022	457,663	—	665,943	190,154	45,766	26,752	1,386,278
Katherine E. Bolanowski General Counsel, Vice President and Secretary	2024	399,216	—	361,809	72,203	134,681	17,905	985,814
	2023	383,654	—	270,620	157,933	91,981	12,685	916,873
	2022	367,799	—	240,499	89,358	36,780	6,590	741,026
Janet A. Catlett (3) Vice President and Chief Human Resources Officer	2024	397,498	—	400,310	82,162	63,825	21,182	964,977
	2023	256,173	—	256,665	119,812	24,580	3,637	660,867

Jeffrey J. Watorek Vice President and Treasurer	2024	265,859	—	240,869	34,345	25,660	18,352	585,085
	2023	256,144	—	193,079	75,126	16,309	16,102	556,760
	2022	248,408	—	187,436	43,125	4,968	14,986	498,923

(1)Lovechio was hired and appointed as Vice President and Chief Financial Officer effective August 19, 2024.
(2)Murphy served as Senior Vice President and Chief Financial Officer through August 18, 2024.
(3)Catlett was hired and appointed as Vice President and Chief Human Resources Officer effective April 26, 2023.
(4)This column differs from the amounts disclosed in the CD&A on page 34 as a result of the timing of the salary increase during 2024 for Bosway, Murphy, Bolanowski, Catlett, and Watorek. This column includes salary amounts deferred at the direction of the NEO pursuant to the 2018 MSPP, a non-qualified deferred compensation plan, for an equal amount in the grant of Deferral Units. The deferred salary amounts, which are equal to the grant date fair values, are as follows: Lovechio $32,308; Murphy $121,392; Bolanowski $99,804; Catlett $39,750; and Watorek $53,172. Further information regarding the grant date fair value credited to the NEOs and the corresponding Deferral Units that track the common stock of the Company can be found in the Grants of Plan-Based Awards Table and Non-qualified Deferred Compensation Table.
(5)This column represents a one-time cash incentive to Lovechio disclosed in the CD&A on page 40.
(6)This column represents the grant date fair value of (a) time-vested RSUs and (b) PSUs granted that year under the Amended 2018 Plan. Fair value was calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. See the "Grants of Plan-Based Awards in 2024" table for the grant date fair value for the 2024 RSUs and 2024 PSUs issued under the annual LTIP program in 2024, and for Bolanowski and Watorek the grant date fair value of additional RSUs granted on November 1, 2024. For the 2024 PSUs the assumptions applicable to these valuations can be found in Note 9 of the Notes to Consolidated Financial Statements - Equity-Based Compensation contained in the Gibraltar Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2024. ROIC is considered a performance condition and the grant date fair value used in this table for the 2024 PSUs corresponds with management's expectation of the probable outcome of the performance condition as of the grant date. The maximum grant date fair value for the 2024 PSUs are as follows: Bosway $3,959,902; Lovechio $287,938; Murphy $976,844; Bolanowski $321,678; Catlett $560,528; and Watorek $321,212. The actual number of units earned under 2024 PSUs differed based on the performance of the Company as measured by its actual 2024 ROIC compared to targeted ROIC. Further information regarding these awards can be found above in the CD&A on pages 37 and 38, and for the actual number of PSUs earned for the 2024 performance period see the "Outstanding Equity Awards at Fiscal Year End 2024" table. As a result, the actual compensation that will be earned under these PSUs may vary significantly from the grant date fair value disclosed.
(7)This column represents the amounts earned under the annual MICP for the respective years. The amounts earned for Bosway, Murphy, and Bolanowski for 2024 are payable in 2025 but will be deferred and credited to their 2018 MSPP Deferral Accounts respectively at the election of Bosway, Murphy, and Bolanowski. The amounts earned for Catlett and Watorek for 2024 are payable in 2025, 50% will be deferred and credited to their 2018 MSPP Deferral Accounts at the election of Catlett and Watorek, respectively.
(8)This column represents the Company's matching contributions to the 2018 MSPP, a non-qualified deferred compensation plan. Further information regarding the grant date fair value and the corresponding number of Matching Units credited to the NEOs can be found in the "Grants of Plan-Based Awards in 2024" and "Non-qualified Deferred Compensation for 2024" tables.

2025 PROXY STATEMENT	43

COMPENSATION OF EXECUTIVE OFFICERS

(9)This column represents the following 2024 all other compensation:

Name	401(k) Match ($)	Health Savings Account Match ($)	Healthcare Expense Reimbursement ($)	Personal Use of Company Autos ($)	Tax Planning ($)	Total ($)
Bosway	10,605	—	9,999	1,026	2,305	23,935
Lovechio	—	—	—	—	—	—
Murphy	15,295	—	10,000	1,284	5,000	31,579
Bolanowski	12,255	650	5,000	—	—	17,905
Catlett	15,076	1,300	4,806	—	—	21,182
Watorek	11,249	—	2,988	4,115	—	18,352

Named Executive Officer Employment Arrangements
William T. Bosway
We entered into an employment offer letter with Mr. Bosway on December 17, 2018, which sets forth Mr. Bosway’s initial annual base salary, annual performance bonus opportunity, annual equity-based incentive compensation, special hiring one-time equity award and sign-on bonus, vacation, other executive programs, and eligibility to participate in the Company’s Management Stock Purchase Plan and benefit plans. The employment offer letter has no specific term and provides that Mr. Bosway is an at-will employee. The terms of Mr. Bosway’s employment have been subsequently adjusted by the Compensation and Human Capital Committee and are as described in the footnotes to the Summary Compensation Table and the CD&A.
Joseph A. Lovechio
We entered into an employment offer letter with Mr. Lovechio on June 6, 2024, which sets forth Mr. Lovechio’s initial base salary, annual cash incentive opportunity, annual equity-based incentive compensation, sign-on equity award and sign-on bonus, vacation, other executive programs, and eligibility to participate in the Company’s Management Stock Purchase Plan and benefit plans. The employment offer letter has no specific term and provides that Mr. Lovechio is an at-will employee. The terms of Mr. Lovechio’s employment are as described in the footnotes to the Summary Compensation Table and the CD&A.
Katherine E. Bolanowski
We entered into an employment offer letter with Ms. Bolanowski on October 13, 2020, which sets forth Ms. Bolanowski’s initial annual base salary, annual cash incentive opportunity, annual equity-based incentive compensation, vacation, other executive programs, and eligibility to participate in the Company’s Management Stock Purchase Plan and benefit plans. The employment offer letter has no specific term and provides that Ms. Bolanowski is an at-will employee. The terms of Ms. Bolanowski’s employment have been subsequently adjusted by the Compensation and Human Capital Committee and are as described in the footnotes to the Summary Compensation Table and the CD&A.
Janet A. Catlett
We entered into an employment offer letter with Ms. Catlett on April 11, 2023, which sets forth Ms. Catlett’s initial annual base salary, annual cash incentive opportunity, annual equity-based incentive compensation, vacation, other executive programs, and eligibility to participate in the Company’s Management Stock Purchase Plan and benefit plans. The employment offer letter has no specific term and provides that Ms. Catlett is an at-will employee. The terms of Ms. Catlett’s employment have been subsequently adjusted by the Compensation and Human Capital Committee and are as described in the footnotes to the Summary Compensation Table and the CD&A.

44	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards in 2024
Name	Grant Date	Compen- sation and Human Capital Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William T. Bosway	(1)	2/19/2024	369,600	1,056,000	2,112,000	—	—	—	—	—
	3/1/2024 (2)	2/19/2024	—	—	—	—	—	—	14,157	1,099,999
	3/1/2024 (3)	2/19/2024	—	—	—	—	25,482	50,964	—	1,979,951
	3/8/2024 (4)		—	—	—	—	—	—	27,546	1,904,544
Joseph A. Lovechio	(1)	5/19/2024	33,600	96,000	192,000	—	—	—	—	—
	8/19/2024 (2)	5/19/2024	—	—	—	—	—	—	727	47,946
	8/19/2024 (3)	5/19/2024	—	—	—	—	2,183	4,366	—	143,969
	8/19/2024 (6)	5/19/2024	—	—	—	—	—	—	3,790	249,950
	9/30/2024 (5)		—	—	—	—	—	—	26	1,846
	12/31/2024 (5)		—	—	—	—	—	—	163	11,077
Timothy F. Murphy	(1)	2/19/2024	102,578	293,079	586,158	—	—	—	—	—
	3/1/2024 (2)	2/19/2024	—	—	—	—	—	—	2,828	219,736
	3/1/2024 (3)	2/19/2024	—	—	—	—	6,286	12,572	—	488,422
	3/8/2024 (4)		—	—	—	—	—	—	7,666	530,011
	3/31/2024 (5)		—	—	—	—	—	—	162	12,861
	6/30/2024 (5)		—	—	—	—	—	—	155	11,272
	9/30/2024 (5)		—	—	—	—	—	—	188	13,151
	12/31/2024 (5)		—	—	—	—	—	—	165	11,273
Katherine E. Bolanowski	(1)	2/19/2024	49,261	140,746	281,492	—	—	—	—	—
	3/1/2024 (2)	2/19/2024	—	—	—	—	—	—	1,811	140,715
	3/1/2024 (3)	2/19/2024	—	—	—	—	2,070	4,140	—	160,839
	3/8/2024 (4)		—	—	—	—	—	—	1,371	94,760
	3/31/2024 (5)		—	—	—	—	—	—	132	10,535
	6/30/2024 (5)		—	—	—	—	—	—	128	9,280
	9/30/2024 (5)		—	—	—	—	—	—	155	10,826
	11/1/2024 (7)	10/25/2024	—	—	—	—	—	—	900	60,255
	12/31/2024 (5)		—	—	—	—	—	—	136	9,280
Janet A. Catlett	(1)	2/19/2024	56,056	160,160	320,320	—	—	—	—	—
	3/1/2024 (2)	2/19/2024	—	—	—	—	—	—	1,545	120,046
	3/1/2024 (3)	2/19/2024	—	—	—	—	3,607	7,214	—	280,264
	3/8/2024 (4)		—	—	—	—	—	—	1,560	107,831
	3/31/2024 (5)		—	—	—	—	—	—	52	4,196
	6/30/2024 (5)		—	—	—	—	—	—	51	3,696
	9/30/2024 (5)		—	—	—	—	—	—	62	4,312
	12/31/2024 (5)		—	—	—	—	—	—	54	3,696

2025 PROXY STATEMENT	45

COMPENSATION OF EXECUTIVE OFFICERS

Name	Grant Date	Compen -sation and Human Capital Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards (S)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey J. Watorek	(1)	2/19/2024	23,433	66,950	133,900	—	—	—	—	—
	3/1/2024 (2)	2/19/2024	—	—	—	—	—	—	516	40,093
	3/1/2024 (3)	2/19/2024	—	—	—	—	2,067	4,134	—	160,606
	3/8/2024 (4)		—	—	—	—	—	—	217	15,026
	3/31/2024 (5)		—	—	—	—	—	—	35	2,806
	6/30/2024 (5)		—	—	—	—	—	—	34	2,472
	9/30/2024 (5)		—	—	—	—	—	—	42	2,884
	11/1/2024 (7)	10/25/2024	—	—	—	—	—	—	600	40,170
	12/31/2024 (5)		—	—	—	—	—	—	36	2,472

(1)Represents threshold, target and maximum payout levels under the annual MICP for 2024 performance. Additional information regarding the design of the annual MICP, including the description of the performance-based conditions applicable to 2024, is included in the CD&A section of this Proxy Statement.
(2)Represents the number of shares underlying time-based RSUs granted in 2024. The Compensation and Human Capital Committee approved the RSUs value for Bosway, Murphy, Bolanowski, Catlett, and Watorek on February 19, 2024 and Lovechio on May 19, 2024. Additional information regarding the design of the LTIP is included in the CD&A section of this Proxy Statement.
(3)Represents target and maximum payout levels (number of shares) for PSUs granted in 2024. The Compensation and Human Capital Committee approved the PSUs value for Bosway, Murphy, Bolanowski, Catlett, and Watorek on February 19, 2024 and Lovechio on May 19, 2024. There is no threshold payout for reaching the minimum ROIC. Additional information regarding the design of the LTIP, including a description of the performance-based condition applicable to 2024 awards, is included in the CD&A section of this Proxy Statement.

(4)Consists of Deferral Units (i.e., the hypothetical units that track the Company's common stock) and Matching Units issued under the 2018 MSPP. Deferral Units issued in 2024 of 17,216 units, 4,791 units and 867 units issued to Bosway, Murphy, and Catlett represent units purchased through deferral of their 2023 MICP, respectively; and 10,330 units, 2,875 units, 1,371 units, 693 units, and 217 units issued to Bosway, Murphy, Bolanowski, Catlett, and Watorek represent the Company’s Matching Units related to their deferral of their 2023 MICP, respectively. Additional information regarding the design of the non-qualified deferred compensation plan is included in the CD&A section of this Proxy Statement.
(5)Consists of Matching Units issued under the 2018 MSPP. Additional information regarding the design of the non-qualified deferred compensation plan is included in the CD&A section of this Proxy Statement.
(6)Represents the number of shares underlying special one-time time-based RSUs granted on August 19, 2024 to Lovechio. The Compensation and Human Capital Committee approved the special one-time RSUs value for Lovechio on May 19, 2024. Additional information regarding the special one-time RSUs to Lovechio included in the CD&A section of this Proxy Statement.
(7)Represent the number of shares underlying discretionary RSUs granted on November 1, 2024 to Bolanowski and Watorek that vest and are payable, solely in shares of common stock of the Company, at the end of three consecutive calendar year periods beginning on November 1, 2024 ending on November 1, 2027 or, if earlier, upon death or disability, and forfeited if employment is terminated before November 1, 2027, for reasons other than death or disability. The Compensation and Human Capital Committee approved the discretionary RSUs for Bolanowski and Watorek on October 25, 2024.

46	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards for each NEO that were outstanding at the end of 2024.

Outstanding Equity Awards at Fiscal Year End 2024
Name	Grant Date	Options Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William T. Bosway	3/1/2021 (1)	—	—	—	2,928	172,459
	3/1/2022 (1)	—	—	—	10,971	646,192
	3/1/2022 (2)	—	—	—	23,894	1,407,357
	3/1/2023 (1)	—	—	—	14,912	878,317
	3/1/2023 (2)	—	—	—	71,574	4,215,709
	3/1/2024 (1)	—	—	—	14,157	833,847
	3/1/2024 (2)	—	—	—	11,467	675,406
Joseph A. Lovechio	8/19/2024 (1)	—	—	—	727	42,820
	8/19/2024 (2)	—	—	—	982	57,840
	8/19/2024 (5)	—	—	—	3,790	223,231
Timothy F. Murphy	8/8/2011 (3)	—	—	—	10,000	589,000
	1/2/2014 (3)	—	—	—	3,500	206,150
	1/2/2015 (3)	—	—	—	3,500	206,150
	4/3/2017 (4)	5,000	39.55	4/3/2027	—	—
	3/1/2021 (1)	—	—	—	575	33,868
	3/1/2022 (1)	—	—	—	2,199	129,521
	3/1/2022 (1)	—	—	—	5,912	348,217
	3/1/2023 (1)	—	—	—	2,988	175,993
	3/1/2023 (2)	—	—	—	17,704	1,042,766
	3/1/2024 (1)	—	—	—	2,828	166,569
	3/1/2024 (2)	—	—	—	2,829	166,628
Katherine E. Bolanowski	3/1/2021 (1)	—	—	—	254	14,961
	3/1/2022 (1)	—	—	—	984	57,958
	3/1/2022 (2)	—	—	—	1,905	112,205
	3/1/2023 (1)	—	—	—	1,628	95,889
	3/1/2023 (2)	—	—	—	5,788	340,913
	3/1/2024 (1)	—	—	—	1,811	106,668
	3/1/2024 (2)	—	—	—	932	54,895
	11/1/2024 (6)	—	—	—	900	53,010
Janet A. Catlett	4/26/2023 (1)	—	—	—	1,194	70,327
	4/26/2023 (2)	—	—	—	7,424	437,274
	3/1/2024 (1)	—	—	—	1,545	91,001
	3/1/2024 (2)	—	—	—	1,623	95,595
Jeffrey J. Watorek	3/1/2021 (1)	—	—	—	69	4,064
	3/1/2022 (1)	—	—	—	399	23,501
	3/1/2022 (2)	—	—	—	1,931	113,736
	3/1/2023 (1)	—	—	—	542	31,924
	3/1/2023 (2)	—	—	—	5,782	340,560
	3/1/2024 (1)	—	—	—	516	30,392
	3/1/2024 (2)	—	—	—	930	54,777
	11/1/2024 (6)	—	—	—	600	35,340

2025 PROXY STATEMENT	47

COMPENSATION OF EXECUTIVE OFFICERS

(1)Each of these awards of time-based RSUs vests in equal annual installments on each of the first four anniversaries of the applicable grant date, subject to such person's continued employment on each vesting date.
(2)Represents PSUs that will be settled in shares of the Company's common stock for which performance conditions have been satisfied based on actual achievement. These units cliff vest on third anniversary of the applicable grant.
(3)Each of these executive retirement RSUs vests upon Murphy's retirement from the Company.
(4)Represents fully-vested options granted to Murphy which provide him with the right to purchase up to 5,000 shares of common stock of the Registrant at the exercise price.
(5)Represents special one-time time-based RSUs granted to Lovechio. This award of time-based RSUs vests in equal annual installments on each of the first three anniversaries of the grant date, subject to such person's continued employment on each vesting date.
(6)Represent the number of shares underlying discretionary RSUs granted on November 1, 2024 to Bolanowski and Watorek that vest and are payable, solely in shares of common stock of the Company, at the end of three consecutive calendar year periods beginning on November 1, 2024 ending on November 1, 2027 or, if earlier, upon death or disability, and forfeited if employment is terminated before November 1, 2027, for reasons other than death or disability.

Option Exercises and Stock Vested in 2024
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William T. Bosway	17,565	1,364,801
Joseph A. Lovechio	—	—
Timothy F. Murphy	3,594	279,254
Katherine E. Bolanowski	1,288	100,078
Janet A. Catlett	397	28,687
Jeffrey J. Watorek	1,018	79,099

There were no option exercises in 2024.

Non-qualified Deferred Compensation for 2024
Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
William T. Bosway	1,190,340	714,204	960,383	—	7,730,367
Joseph A. Lovechio	32,308	12,923	562	—	45,793	(5)
Timothy F. Murphy	452,649	247,311	968,119	—	7,239,077
Katherine E. Bolanowski	257,737	134,681	110,141	—	1,100,281	(5)
Janet A. Catlett	99,656	63,825	17,845	—	269,464	(5)
Jeffrey J. Watorek	90,735	25,660	28,352	—	338,513

(1)Represents for each of Bosway, Murphy, Bolanowski, Catlett, and Watorek, the deferred amount of annual incentive compensation awards earned under the MICP during 2023 that was included as compensation and presented in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2023: $1,190,340, $331,257, $157,933, $59,906, and $37,563, respectively; and for each of Lovechio, Murphy, Bolanowski, Catlett, and Watorek, salary deferrals in 2024. Amounts included as compensation and presented in the "Salary" column of the Summary Compensation Table for 2024 are $32,308, $121,392, $99,804, $39,750, and $53,172, for Lovechio, Murphy, Bolanowski, Catlett, and Watorek, respectively.
(2)Represents the matching contributions from the Company related to, for each of Bosway, Murphy, Bolanowski, Catlett, and Watorek, the deferred amount of the annual incentive compensation awards earned under the MICP during 2023: $714,204, $198,754, $94,760, $47,925, and $15,026, respectively; and for each of Lovechio, Murphy, Bolanowski, Catlett, and Watorek, salary deferrals in 2024: $12,923, $48,557, $39,921, $15,900, and $10,634, respectively. These amounts reported are included as compensation and presented in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column in the Summary Compensation Table for 2024.
(3)Represents the associated earnings on the balance of each participating NEO’s account under the Management Stock Purchase Plan and 2018 MSPP during 2024, respectively. Please see the description of the Non-qualified Deferred Compensation Plan on page 38 above. Amounts reported are not included as compensation in the Summary Compensation Table above.
(4)Amounts previously reported as compensation to Bosway, Murphy, Bolanowski, Catlett, and Watorek in the Summary Compensation Table for previous years is $5,887,519, $3,866,675, $653,274, $145,938, and $268,968, respectively.
(5)Amount includes $13,584, $359,608, and $92,946 attributable to Matching Units for Lovechio, Bolanowski, and Catlett under the 2018 MSPP, respectively, that will vest on each of their fifth anniversary of their respective vesting commencement date, if they continue their employment through such date.

48	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are disclosing the relationship of the annual total compensation of our employees to the annual total compensation of William Bosway, our Chairman of the Board, President and CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the weighting of our executive compensation program heavily towards performance-based elements, we except that our pay ratio will fluctuate year-to-year based on our performance against the pre-established performance goals. For 2024,
•The median of the annual total compensation of our employees, other than Mr. Bosway, was $77,158;
•Mr. Bosway's annual total compensation was $5,234,163. This amount is the same amount as reported in the Total column of the 2024 Summary Compensation Table; and
•Based on this information, the ratio of the annual total compensation of Mr. Bosway to the median of the annual total compensation of our employees is approximately 68 to 1.
Identification of Median Employee and Calculation of Compensation
In accordance with the SEC executive compensation disclosure rules, we have determined that it is no longer suitable to use the median employee originally identified in the 2021 pay ratio. The rules require this determination to be made once every three years unless significant changes in our employee population or compensation arrangements occur, which we believe would significantly impact the pay ratio. Therefore, we identified a new median employee for 2024 and used the following methodology, material assumptions, adjustments and estimates:
•We determined our employee population as of December 31, 2024, the last day of our 2024 fiscal year. As of this date, we employed a total of 2,107 employees, of which 75 were employed outside of the United States. In calculating the pay ratio, we excluded, under the de minimis exemption to the pay ratio rule, all of our 75 employees who reside outside of the United States, or 3.6% of our total global workforce.
•We compared the 2024 W-2 wage of our employee population, annualizing base salaries for permanent full-time and part-time employees that did not work the full year, as our consistently applied compensation measure (the "Estimated Compensation"). Based on the Estimated Compensation of each employee, we then identified the median-compensated employee.
•We then calculated the Annual Total Compensation of the median-compensated employee using the same methodology used for calculating Mr. Bosway's Annual Total Compensation.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On (5):		Net Income (thousands)	Return on Invested Capital (ROIC) (7)
					Total Shareholder Return	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$5,234,163	$1,145,461	$995,806	$682,235	$117	$197	$137,340	15.90%
2023	$5,528,619	$11,757,037	$952,288	$1,715,664	$157	$168	$110,533	15.10%
2022	$4,498,650	$1,837,010	$973,521	$505,284	$91	$128	$82,406	12.71%
2021	$4,015,386	$1,084,292	$958,208	$352,480	$132	$141	$75,629	11.30%
2020	$4,478,318	$7,389,974	$1,333,898	$2,060,202	$143	$112	$64,566	17.59%

(1)The principal executive officer ("PEO") is Bosway our Chief Executive Officer who has been CEO since 2019.

(2)To calculate Compensation Actually Paid ("CAP") for the PEO, the following adjustments were made to the Summary of Compensation Table ("SCT") total in accordance with SEC methodology for determining CAP for each year shown:

2025 PROXY STATEMENT	49

COMPENSATION OF EXECUTIVE OFFICERS

Year	2024	2023	2022	2021	2020
PEO	Bosway	Bosway	Bosway	Bosway	Bosway
SCT Total Compensation	$5,234,163	$5,528,619	$4,498,650	$4,015,386	$4,478,318
Less: Stock Award Values Reported in SCT for the Covered Year	$(3,079,950)	$(2,974,951)	$(2,887,445)	$(2,887,488)	$(2,769,105)
Plus: Year-End Fair Value for Stock Awards Granted in the Covered Year	$1,509,253	$7,223,195	$2,102,910	$780,890	$4,173,818
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(2,495,522)	$1,667,843	$(1,638,008)	$(777,993)	$1,502,807
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(22,483)	$312,331	$(239,097)	$(46,503)	$4,136
Compensation Actually Paid	$1,145,461	$11,757,037	$1,837,010	$1,084,292	$7,389,974

(3)The non-PEO NEOs as a group included for purposes of calculating the average amounts in each applicable year are as follows:
2024: Lovechio, Murphy, Bolanowski, Catlett, and Watorek
2023: Murphy, Catlett, Bolanowski and Watorek
2022: Murphy, Bolanowski, Watorek, Burns and Jensen
2021: Murphy, Watorek, Burns and Jensen
2020: Murphy, Syvrud, Watorek, Heard and Burns

(4)To calculate CAP for the Non-PEO NEOs, the following adjustments were made to the SCT total in accordance with SEC methodology for determining CAP for each year shown:

Year	2024	2023	2022	2021	2020
Non-PEO NEOs	See Note 3	See Note 3	See Note 3	See Note 3	See Note 3
Average SCT Total Compensation	$995,806	$952,288	$973,521	$958,208	$1,333,898
Less: Average Stock Award Values Reported in SCT for the Covered Year	$(430,602)	$(351,567)	$(427,869)	$(465,253)	$(557,480)
Plus: Average Year-End Fair Value for Stock Awards Granted in the Covered Year	$235,753	$891,763	$303,370	$107,105	$862,274
Average Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	$(112,046)	$58,968	$(246,093)	$(249,179)	$317,929
Average Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(6,676)	$164,212	$(97,645)	$1,599	$103,581
Average Compensation Actually Paid	$682,235	$1,715,664	$505,284	$352,480	$2,060,202

(5)The comparison of total shareholder returns assumes that $100 was invested in Gibraltar Industries, Inc. and the S&P SmallCap 600 Industrials Index during the period commencing on December 31, 2019 and ending on the last day of the covered fiscal year, and that dividends were reinvested when paid.

(6)The selected peer group is the S&P SmallCap 600 Industrials Index.

(7)The Company-selected measure, which is a measure the Company believes represents the most important financial performance not otherwise presented in the table above that the Company uses to link CAP to the NEOs for fiscal year 2024 to the Company's performance is Return on Invested Capital, a non-GAAP measure. ROIC is defined as adjusted net income before interest (defined as income from continuing operations, as reported in the Company's audited financial statements plus after tax restructuring charges, senior leadership transition costs, acquisition related items, portfolio management, other special costs or intangible asset impairment charges, if any in applicable year, and tax effected interest expense), divided by average adjusted invested capital (the 13-month average of total stockholders' equity adjusted for special charges plus debt, minus cash for the applicable year). While the Company uses numerous financial measures for purposes of evaluating performance for the Company's compensation programs, the Company has determined that ROIC is the financial performance measure that, in the Company's assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company's NEOs, for the most recently completed fiscal year, to Company performance.

50	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Performance Measures
The items listed below represent the most important performance measures used by the Company in 2024 to determine CAP, as described in greater detail in the "Compensation Philosophy and Pay-for-Performance" in the CD&A section of this Proxy Statement:

Most Important Performance Measure	Nature
Return on invested capital	Financial measure
Net sales	Financial measure
Adjusted EPS	Financial measure
Days working capital	Financial measure

Relationship between Pay and Performance Below are graphs showing the relationships between CAP and the performance measures presented in the table above.

CAP vs. TSR
Compensation Actually Paid ($ thousands)
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Total Shareholder Return
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
2020
2021
2022
2023
2024
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
Company TSR
Peer TSR

2025 PROXY STATEMENT	51

COMPENSATION OF EXECUTIVE OFFICERS

CAP vs. Net Income
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid ($ thousands)
$150,000
$140,000
$130,000
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Net Income ($ thousands)
2020
2021
2022
2023
2024
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
Net Income ($ thousands)

CAP vs. ROIC
Compensation Actually Paid ($ thousands)
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
ROIC
2020
2021
2022
2023
2024
CAP PEO ($ thousands)
CAP Non-PEO ($ thousands)
ROIC

52	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments on Termination or Change in Control
The following section describes and quantifies potential payments to the NEOs under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2024.
Severance Agreement
Upon termination without cause or a voluntary termination with good reason of Mr. Bosway, the Company's Chairman of the Board, President and Chief Executive Officer, is entitled to a severance payment payable in equal installments over the two (2) year period following termination of employment in an amount equal to two (2) times Mr. Bosway's base salary.
Restricted Stock Units
The Company has awarded time-based RSUs to its executive officers, which will be paid in shares of the Company’s stock under the following conditions:
1.Terminated Without Cause: If the executive officer's employment is terminated by the Company for reasons other than egregious acts or omissions causing material injury to the Company and its business, as determined by the Compensation and Human Capital Committee.
2.CEO Termination for Good Reason: If the CEO's employment is terminated for "good reason."
3.Retirement: If the executive officer's employment is terminated after one year from the grant date, provided the executive is at least 60 years old and has completed at least five years of services with the Company.
Additionally, if a change in control of the Company occurs and, in connection with the change in control, the successor does not expressly assume the RSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for RSUs outstanding on the date the change in control occurs.
Performance Stock Units
The Company has awarded PSUs to its executive officers, which will be paid under the following conditions:
1.Terminated Without Cause: If the executive officer’s employment is terminated by the Company for reasons other than egregious acts or omissions causing material injury to the Company and its business, as determined by the Compensation and Human Capital Committee.
2.Retirement: If the executive officer’s employment is terminated by the Company after one year from the date of grant, provided the executive officer has attained age 60 and completed at least five years of service to the Company.
In both cases, the executive officer will be entitled to payment for PSUs earned prior to termination.
Additionally, if a change in control (as defined in the award agreements) of the Company occurs and, in connection with the change in control, the successor does not expressly assume the PSUs or issue to the executive officers a substitute award, then the executive officers will be entitled to payment for:
•PSUs earned prior to the change in control.
•PSUs with performance periods ending after the change in control, at the targeted performance level.
Change in Control Agreements
Under our CiC Plan, the Company has entered into a CiC Plan Participation Agreement with each executive officer. The CiC Plan includes double trigger payment provisions, meaning an eligible executive may be eligible to receive severance and COBRA subsidy payments if their employment is terminated as of a Change in Control or within the 24 months after a Change in Control under the following conditions:
1.Terminated Without Cause: The executive is terminated by a member of the Company Group for reasons other than death, disability, or cause (as defined in the CiC Plan).
2.Resignation for Good Reason: The executive resigns for good reason (as defined in the CiC Plan).
If the double trigger conditions are met, the eligible executive will receive:
•Accrued Amounts (as defined in the CiC Plan): Including accrued and unpaid base salary, reimbursement for all incurred but unreimbursed expenses, and other entitled benefits; and

2025 PROXY STATEMENT	53

COMPENSATION OF EXECUTIVE OFFICERS

•if the eligible executive also executes and delivers to the Company a general release of claims in accordance with the terms of the CiC Plan, then the Company will make a single lump sum payment of:
(i)Severance:
–CEO: 2.5 times the sum of 12 months' base salary plus target annual cash incentive bonus for the calendar year that includes effective date of termination.
–Other Executives: 2 times the sum of 12 months' base salary plus target annual cash incentive bonus for the calendar year that includes effective date of termination.
(ii)COBRA Subsidy:
–CEO: 2.5 times the difference between the "applicable premium" under COBRA for such coverage elected and the employee contribution amount that the CEO pays per month for coverage as of the relevant date of termination.
–Other Executives: 2 times the difference between the "applicable premium" under COBRA for such coverage elected and the employee contribution amount that such executive pays per month for coverage as of the relevant date of termination.
In the Company's CiC Plan, a Change in Control will be deemed to occur if:
(a)during any twelve-consecutive month period, any “person” or group of persons other than the Company or affiliate of the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty-five percent (35%) or more of the then outstanding voting stock of the Company; or
(b)a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or
(c)the Company enters into an agreement between the Company and any one or more other persons, firms, corporations or other entities providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement and the executive officer's employment with or service to the Company or the entity which is the survivor of the anticipated consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization transaction is terminated during the period beginning on the date the agreement is executed and ending on the earlier of: (1) the date the transaction contemplated by the agreement is consummated; and (2) the date the agreement is terminated; provided that, for this purpose only, the date on which the Change in Control shall be deemed to have occurred is the date the executive officer's employment is terminated; or
(d)the consummation of a consolidation, merger, or other reorganization of the Company, other than any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization.
For the avoidance of doubt, an executive whose termination of employment results in a “Change in Control” as defined in the CiC Plan and marks the beginning of the “Change in Control Protection Period” as defined in the CiC Plan will be eligible to receive the severance and COBRA subsidy payment under the terms of the CiC Plan to the extent the executive satisfies the release requirement. The payment will be paid to the eligible executive on the Company’s first regularly scheduled pay date that is on or after the date that the release requirement is satisfied, provided that such payment will not be made after March 15 of the calendar year following the calendar year in which the eligible executive receives the release after the date of termination. The payment under the CiC Plan is not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payment could be subject to reduction or require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of the Company.

54	G I B R A L T A R

COMPENSATION OF EXECUTIVE OFFICERS

Payments upon Termination of Employment
The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined (i) as if the employment of the executive officer was terminated on December 31, 2024 and (ii) using the December 31, 2024 closing price per share of the Company’s stock of $58.90. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2024, and that, at the time of such retirement, the executive satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program, and had not met the one year from date of grant time-lapse requirement.

Name	Termination by Reason	Severance Agreement (1) ($)	Supple- mental Salary Continua- tion (2) ($)	Non- equity Incentive Compen- sation (3) ($)	Non- qualified Deferred Compen- sation (4) ($)	Long-term Incentive Plan (5) ($)	Total ($)
William T. Bosway	Voluntary Termination	—	—	—	7,730,367	—	7,730,367
	Voluntary Termination for Good Reason	1,760,000	—	866,765	7,730,367	8,829,287	19,186,419
	Retirement	—	—	866,765	7,730,367	7,320,034	15,917,166
	Termination without Cause	1,760,000	—	866,765	7,730,367	8,829,287	19,186,419
	Termination for Cause	—	—	—	7,730,367	—	7,730,367
	Death	—	—	866,765	7,730,367	8,829,287	17,426,419
	Disability	—	440,000	866,765	7,730,367	8,829,287	17,866,419
Joseph A. Lovechio	Voluntary Termination	—	—	—	32,209	—	32,209
	Retirement	—	—	49,248	45,793	—	95,041
	Termination without Cause	—	—	49,248	45,793	323,891	418,932
	Termination for Cause	—	—	—	32,209	—	32,209
	Death	—	—	49,248	45,793	323,891	418,932
	Disability	—	—	49,248	45,793	323,891	418,932
Katherine E. Bolanowski	Voluntary Termination	—	—	—	740,673	—	740,673
	Retirement	—	—	115,525	1,100,281	621,926	1,837,732
	Termination without Cause	—	—	115,525	1,100,281	783,489	1,999,295
	Termination for Cause	—	—	—	740,673	—	740,673
	Death	—	—	115,525	1,100,281	836,499	2,052,305
	Disability	—	201,066	115,525	1,100,281	836,499	2,253,371
Janet A. Catlett	Voluntary Termination	—	—	—	176,518	—	176,518
	Retirement	—	—	115,027	269,464	507,601	892,092
	Termination without Cause	—	—	115,027	269,464	694,197	1,078,688
	Termination for Cause	—	—	—	176,518	—	176,518
	Death	—	—	115,027	269,464	694,197	1,078,688
	Disability	—	200,200	115,027	269,464	694,197	1,278,888
Jeffrey J. Watorek	Voluntary Termination	—	—	—	338,513	—	338,513
	Retirement	—	—	41,214	338,513	513,785	893,512
	Termination without Cause	—	—	41,214	338,513	598,954	978,681
	Termination for Cause	—	—	—	338,513	—	338,513
	Death	—	—	41,214	338,513	634,294	1,014,021
	Disability	—	133,900	41,214	338,513	634,294	1,147,921

2025 PROXY STATEMENT	55

COMPENSATION OF EXECUTIVE OFFICERS

(1)The amount shown represents the aggregate payments that would be made upon Bosway’s termination equal to 200% of his salary.
(2)The amount shown represents payments Bosway, Bolanowski, Catlett, and Watorek would receive under the Salary Continuation Benefits for Salaried Exempt Employees ("Supplemental Salary Continuation Plan.") This plan, a supplement to our short-term disability coverage, covers all salaried exempt employees who have completed one year of continuous service. Bosway, Bolanowski, Catlett, and Watorek each are eligible for six months of salary continuation under this plan based on service. Lovechio has not met the one year of continuous service eligibility requirement.
(3)The amounts shown in this row represent the amount earned under the MICP for 2024 which was deferred into the 2018 MSPP by Bosway, Bolanowski, Catlett, and Watorek, and therefore the amount in the retirement row includes the Company match as we assume Bolanowski, and Catlett attained their fifth anniversary vesting commencement date to calculate retirement payments. It is the Company’s policy to pay amounts due under the MICP to participants when their employment is terminated without cause.
(4)The amounts shown in this column represent the market value of RSUs that would convert to a cash balance upon the occurrence of each respective reason of termination. The amount is payable in accordance with Bosway's, Lovechio's, Bolanowski's, Catlett's, and Watorek's respective deferral elections, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of their respective deferrals. Lovechio, Bolanowski, and Catlett have not reached their fifth anniversary vesting commencement date, and therefore under the 2018 MSPP would not vest in the Company’s matching contributions upon the occurrence of each respective reason of termination, except retirement (which presumes Lovechio, Bolanowski, and Catlett attained their fifth anniversary vesting commencement date), voluntary termination for good reason, termination without cause, death, and disability. Bosway and Watorek have attained their respective fifth anniversary vesting commencement dates, and therefore under the 2018 MSPP the Company's matching contributions would convert to a cash balance upon the occurrence of each respective reason of termination.
(5)The amounts shown in this column represent the market value of RSUs and PSUs that vested or would vest upon the occurrence of the events in each reason of termination as of December 31, 2024. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate. The retirement row presumes Bosway, Lovechio, Bolanowski, Catlett, and Watorek are sixty years old.

Payments upon Change in Control
The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into CiC Plan Participation Agreements as described above under the terms of the CiC Plan. For purposes of the payments to be made upon a Change in Control, the tables reflect amounts which would be paid to the executive officers (i) if the Change in Control occurred and the executive officers were terminated on December 31, 2024 and (ii) using the December 31, 2024 closing price per share of the Company’s stock of $58.90.

Value of:	William T. Bosway ($)	Joseph A. Lovechio ($)	Katherine E. Bolanowski ($)	Janet A. Catlett ($)	Jeffrey J. Watorek ($)
Lump Sum Cash Payments	4,917,679	1,217,521	1,111,707	1,169,541	716,362
2018 MSPP (1)	7,730,367	45,793	1,100,281	269,464	338,513
LTIP RSUs (2)	2,530,815	266,051	275,476	161,328	89,881
LTIP PSUs (3)	6,298,472	57,840	508,013	532,869	509,073
Discretionary RSUs	—	—	53,010	—	35,340
Non-equity Incentive Compensation	866,765	49,248	115,525	115,027	41,214
Total ($)	22,344,098	1,636,453	3,164,012	2,248,229	1,730,383

(1)Represents the value of Bosway's, Lovechio's, Bolanowski's, Catlett's, and Watorek's respective Deferral Account and Matching Account, of which $7,225,601, $13,584, $359,608, $155,244, and $77,303 are the values of the hypothetical investment accounts that track the common stock of the Company.
(2)Represents the value of LTIP RSUs currently issued.
(3)Represents the value of LTIP PSUs currently issued and adjusted for actual performance relative to the 2022, 2023 and 2024 performance periods for Bosway, Bolanowski, and Watorek, the 2023 and 2024 performance period for Catlett, and the 2024 performance period for Lovechio.

56	G I B R A L T A R

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners
The following table sets forth beneficial ownership information as of March 17, 2025 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock. The percentages of beneficial ownership are based on 29,674,433 shares of our common stock outstanding as of March 17, 2025.

Name and Address	Number of Shares and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	5,430,605	18.3
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	2,819,914	9.5
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	1,784,122	6.0
Wellington Management Group LLP (5) 280 Congress Street Boston, MA 02210	1,541,070	5.2

(1)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
(2)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 4) filed with the SEC on January 19, 2024 by BlackRock, Inc. reflecting information as of December 31, 2023. BlackRock, Inc has sole voting power over 5,307,802 shares and sole dispositive power over 5,430,605 shares. This report includes holdings of various subsidiaries of the holding company, and includes ownership of more than 5% of the Company's common stock by iShares Core S&P Small-Cap ETF and BlackRock Fund Advisors.
(3)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 7) filed with the SEC on February 13, 2024 by The Vanguard Group reflecting information as of December 29, 2023. The Vanguard Group has shared voting power over 40,962 shares, sole dispositive power over 2,745,896 shares, and shared dispositive power over 74,018 shares.
(4)Based on information set forth in a statement on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP reflecting information as of December 29, 2023. Dimensional Fund Advisors LP has sole voting power over 1,756,130 shares and sole dispositive power over 1,784,122 shares. Dimensional Fund Advisors LP, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(5)Based on information set forth in a statement on Schedule 13G filed with the SEC on February 10, 2025 by Wellington Management Group LLP reflecting information as of December 31, 2024. Wellington Management Group LLP has shared voting power over 1,534,119 shares and shared dispositive power over 1,541,070 shares. Such securities are owned of record by clients of subsidiaries of Wellington Management Group LLP.

2025 PROXY STATEMENT	57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management The following table sets forth beneficial ownership information as of March 17, 2025 with respect to each director and NEO, individually, and all executive officers and directors as a group:

Name and Address (1)	Number of Shares and Nature of Beneficial Ownership (2) (#)	Percent of Class (%)
William T. Bosway	106,898	*
Mark G. Barberio (3)	14,773	*
Linda K. Myers	11,477	*
Jeffrey J. Watorek (4)	9,841	*
Gwendolyn G. Mizell	6,247	*
Katherine E. Bolanowski	3,347	*
Manish H. Shah	2,460	*
James B. Nish	1,670	*
Atlee Valentine Pope	1,670	*
James S. Metcalf	884	*
Janet A. Catlett (5)	871	*
Joseph A. Lovechio	—	*
Timothy F. Murphy (6)	54,843	*
All Directors and Executive Officers as a Group (12 persons)	160,138	0.5

* Less than 1%
(1)The address of each executive officer and director is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219.
(2)Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law. The shares shown as beneficially owned do not include Deferral Units credited to the Company's MSPP or 2018 MSPP, as these units will be settled in cash, nor do they include DSUs, as these are deferred shares that are converted to shares and issued six months after termination of the non-employee director's service.
(3)Includes 2,700 shares held in a trust.
(4)Includes 334 shares allocated to Mr. Watorek’s account in the Gibraltar 401(k) Plan.
(5)Consist of 398 restricted stock units that vest within sixty days.
(6)Includes 5,000 shares of common stock issuable under currently exercisable options outstanding under our 2015 Equity Incentive Plan.

58	G I B R A L T A R

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

The Board of Directors has unanimously declared advisable, adopted and recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit officer exculpation (the “Amendment”).
The State of Delaware, which is our state of incorporation, enacted legislation in August 2022 that amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to enable Delaware corporations to include a provision in their certificates of incorporation that eliminates or limits the personal liability of certain officers in limited circumstances. The amended Section 102(b)(7) only permits exculpation of certain officers for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for (i) breach of fiduciary duty claims brought by the corporation itself, (ii) any breach duty of loyalty, (iii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) any transaction in which the officer derived an improper personal benefit. Additionally, no exculpation under the amended Section 102(b)(7) is available for derivative claims brought by stockholders in the name of the corporation.
The officers covered by Section 102(b)(7) include a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, and any other officer identified as one of the corporation’s most highly compensated executive officers in an SEC filing at any time during the course of conduct alleged in the action or proceeding to be wrongful.
The DGCL has long permitted Delaware corporations to exculpate directors from certain liabilities, and the Company’s Charter has included such an exculpatory provision. Until changes to the DGCL were enacted, Delaware corporations were not able to provide similar protection to officers. After careful consideration, the Board of Directors believes that it is in the Company’s and its stockholders’ interest that officers receive exculpatory protection from certain liabilities and expenses that is similar to what directors receive for the reasons set forth below.
Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that presents litigation-related costs and distracts from our objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in a litigious environment and regardless of merit. The Board of Directors believes that by limiting concerns about personal liability, officers may better exercise their business judgment in furtherance of stockholder interests.
In addition, the Board of Directors believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain executive talent. Hundreds of public companies, including certain of our peers, have updated their governing documents to align with Section 102(b)(7), and we believe this practice will likely continue. Therefore, our ability to attract and retain highly qualified executive talent may be adversely impacted if we do not implement the expanded protections now offered under Delaware law. For these reasons, and taking into account the narrow class of officers and the limits on the types of claims for which those officers' liability would be exculpated, the Board of Directors determined that approval of the Amendment to allow for exculpation of certain of the Company's officers is advisable and in the best interests of the Company and its stockholders.
A copy of the amendment to our Amended and Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

2025 PROXY STATEMENT	59

If the Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment setting forth the Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the amendment of THIRTEENTH of the Certificate of Incorporation, the remainder of our Certificate of Incorporation will remain unchanged after effectiveness of the Certificate of Amendment. If the Amendment is not approved by stockholders, the current Amended and Restated Certificate of Incorporation will remain in effect, and no exculpation will be provided for our officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW IN PROPOSAL 3.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Company’s Board of Directors has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP has audited the Company’s consolidated financial statements for the past nineteen fiscal years including 2024. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
The Audit and Risk Committee is responsible for the appointment, oversight, and compensation of the Company’s independent registered public accounting firm, which is evaluated on an annual basis. Before selecting Ernst & Young LLP, the Audit and Risk Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit and Risk Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit and Risk Committee’s appointment. In addition, even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit and Risk Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit and Risk Committee determines that a change is in the best interests of the Company.

THE AUDIT AND RISK COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 4.

60	G I B R A L T A R

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2024 fiscal year. EY audited our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024 and 2023. Additionally, EY performed certain non-audit services during fiscal 2024 and 2023 that are permitted under the Sarbanes-Oxley Act and related rules of the Securities and Exchange Commission (“SEC”).
The Audit and Risk Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2024 and 2023 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.
Fees Billed to the Company by EY during Fiscal Year 2024 and 2023

Types of Fees	2024	2023

Audit fees	$2,267,300	$1,810,610
Audit-related fees	—	—
Tax fees	4,313	7,390
All other fees	2,175	2,175
Total	$2,273,788	$1,820,175

Audit Fees
The aggregate fees billed by EY for each of the fiscal years ended December 31, 2024 and 2023, respectively, were for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto.
Audit-Related Fees
There were no audit-related services billed by EY during 2024 and 2023, respectively.
Tax Fees
The aggregate fees billed by EY for the fiscal years ended December 31, 2024 and 2023 were for services rendered for tax compliance (including tax planning, tax advice, and other tax services).
All Other Fees
The aggregate fees billed for other products and services for the fiscal years ended December 31, 2024 and 2023, respectively, which related to access to accounting literature and publications.
Pre-Approval for Non-Audit Services Policies and Procedures of the Audit and Risk Committee
The Audit and Risk Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit and Risk Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit and Risk Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors.
The Audit and Risk Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the SEC thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit and Risk Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety. One hundred percent of the fees billed by EY for other products and services were pre-approved by the Audit and Risk Committee.

2025 PROXY STATEMENT	61

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit and Risk Committee is responsible for reviewing and approving transactions and business relationships with any significant stockholder, director, director nominee, executive officer or other member of senior management, or their family members on an ongoing basis. The Audit and Risk Committee requests and receives from the Company on an annual basis, a list and description of transactions with related parties, as described above, to the extent such transactions are required to be reported in the Company’s Annual Report on Form 10-K and the Company's Proxy Statement pursuant to Regulation S-K, Item 404(a). The Audit and Risk Committee reviews and discusses such transactions with management and the independent auditor, and approves or ratifies such transactions on an annual basis. Prior to approval or ratification of such transactions, the Audit and Risk Committee considers the qualifications of the related party, fees charged to the Company, and the significance of the transaction to the Company and the related party.
There were no transactions with related parties during 2024 for the Audit and Risk Committee to review and approve in accordance with the written policy, as described above, which is included in the Audit and Risk Committee Charter.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee currently consists of four directors who are independent as defined in the listing standards of Nasdaq applicable to members of audit committees. A brief description of the responsibilities of the Audit and Risk Committee is set forth above under the caption “Corporate Governance.”
The Audit and Risk Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2024, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Throughout the year, management kept the Audit and Risk Committee apprised of the progress of its evaluation of internal controls and the Audit and Risk Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Audit and Risk Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures. The Audit and Risk Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Risk Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP communications with the Audit and Risk Committee concerning independence, and has discussed with Ernst & Young LLP its independence. Ernst & Young LLP informed the Company that they are not aware of any relationship with the Company that, in their professional judgment, may reasonably be thought to bear on the independence of Ernst & Young LLP.
The Audit and Risk Committee appointed Ernst & Young LLP as Company’s independent public accounting firm.
Based on the review and the discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

James B. Nish (Chair)
Mark G. Barberio
Atlee Valentine Pope
Manish H. Shah

62	G I B R A L T A R

ADDITIONAL INFORMATION

Date, Time, and Place of Annual Meeting
Gibraltar Industries, Inc., a Delaware corporation, is making this Definitive Proxy Statement available to you on or about March 31, 2025 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2025 Annual Meeting of Stockholders. The 2025 Annual Meeting is scheduled to be held on April 30, 2025 at 11:00 A.M., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ROCK2025. You will need to have the 16-digit control number included on your proxy card, or in the instructions that accompanied your proxy materials by the method you consented or elected to receive for delivery. This solicitation is for proxies for use at the 2025 Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Voting Information
Record Date
The Board of Directors has fixed the close of business on March 17, 2025, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2025 Annual Meeting. At the close of business on March 17, 2025, the Company had outstanding and entitled to vote at the Annual Meeting 29,674,433 shares of Common Stock. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.
Solicitation Costs
The cost of the solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees, without any additional compensation, as well as proxy solicitors. We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the 2025 Annual Meeting. We have agreed to pay Alliance $17,000 and its affiliates against certain claims, liabilities, losses, damages and expenses. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.
Revocability of Proxy
The execution of a proxy will not affect a stockholder’s right to virtually attend the 2025 Annual Meeting and to vote electronically. A stockholder who executes a proxy may revoke it before it is exercised by giving written notice to the Secretary, by attending and electronically voting at the 2025 Annual Meeting, or by submitting another duly executed proxy bearing a later date.
Voting Your Proxy
If the enclosed proxy is properly executed, returned, and received in time for the 2025 Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors (i) FOR the nominees for directors named in this Proxy Statement, (ii) FOR the approval of the advisory resolution on our executive compensation (the “Say-on-Pay” vote), (iii) FOR the approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for exculpation of officers and (iv) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Vote Required
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. When a quorum is present, to be elected, directors must receive a majority of the votes cast. Each other proposal submitted to the stockholders other than Proposal 3 requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and, entitled to vote, assuming a quorum is present. Proposal 3 requires the affirmative vote of holders of a majority of the outstanding shares.

2025 PROXY STATEMENT	63

ADDITIONAL INFORMATION

Vote Impact
Proposal		Required Vote	For	Withhold/ Against	Abstain	Broker Non-Votes

1	Election of Directors	Majority of votes cast	For the director nominee(s)	Against the director nominee(s)	Not a vote cast	Not a vote cast

2	Advisory approval of the Company’s executive compensation (Say-on-Pay)	Majority of shares present that are entitled to vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote

3	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law	Majority of outstanding shares	For the proposal	Against the proposal	Against the proposal	Against the proposal

4	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of shares present that are entitled to vote	For the proposal	Against the proposal	Against the proposal	--

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. Nominees for the election of directors must receive more “for” than “against” votes to be elected. If an incumbent director, in an uncontested election, does not receive more "for" than "against" votes, the director is required to tender his or her resignation to the Board of Directors. The Nominating, Governance and Corporate Social Responsibility Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation and publicly disclose its decision and rationale behind it within ninety (90) days of the date election results are certified.
Your shares may be voted on some of the matters to be acted on at the 2025 Annual Meeting if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 is the only stockholder proposal considered a routine matter.

The election of directors, the Say-on-Pay vote and the vote on the amendment to the Amended and Restated Certificate of Incorporation of the Company to provide exculpation of officers are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” The impact of broker non-votes is described in the table above. Please execute your proxy promptly so your shares will be represented at the 2025 Annual Meeting.

64	G I B R A L T A R

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2024 concerning securities authorized for issuance under the Company’s equity-based incentive compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (4) (#)
Equity Compensation Plans Approved by Security Holders (1)	535,427	$39.55	759,182

(1)Consists of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan and the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan (the "Plans"), and the Gibraltar Industries, Inc. Amended and Restated 2016 Stock Plan for Non-Employee Directors. With respect to PSUs that are outstanding under the Amended 2018 Plan, if the related performance criteria have not been certified as of the date of the table, this column reflects the target number of shares issuable pursuant to these awards; and if the performance criteria have been certified as of the date of the table, this column reflects the earned number of shares issuable pursuant to such awards.
(2)Consists of 500,937 shares attributable to the Plans and 34,490 shares attributable to the Amended and Restated 2016 Stock Plan for Non-Employee Directors.
(3)The PSUs, RSUs and DSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price in this column does not take these awards into account.
(4)Consists of the Amended and Restated 2018 Equity Incentive Plan and the Amended and Restated 2016 Stock Plan for Non-Employee Directors. Note 9 of the Company’s audited consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 provides additional information regarding the Plans and securities issuable upon exercise of options. All currently effective equity compensation plans have been approved by the Company’s stockholders.

2025 PROXY STATEMENT	65

STOCKHOLDERS’ PROPOSALS

Stockholders who wish to nominate persons for election to the Board of Directors or propose other matters to be considered at the 2026 Annual Meeting, including under the universal proxy rules, must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated By-Laws and required under Rule 14a-19 under the Exchange Act, no earlier than December 1, 2025 and no later than January 30, 2026. However, if our 2026 annual meeting occurs more than 30 days before or after April 29, 2026, we must receive nominations or proposals not later than the close of business on the tenth day following the day on which notice of the 2026 annual meeting is mailed to stockholders or public announcement of the date of the 2026 annual meeting is made whichever first occurs. Stockholders are advised to review our Second Amended and Restated By-Laws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228.
The requirements for advance notice of stockholder proposals under our Second Amended and Restated By-Laws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated By-Laws and other applicable requirements. December 1, 2025 is the deadline for stockholders to submit proposals to be included in our proxy statement for our 2026 Annual Meeting under Rule 14a-8 under the Exchange Act. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 either now or in the future, please contact your bank, broker, or other nominee.

AVAILABILITY OF FISCAL YEAR 2024 ANNUAL REPORT TO STOCKHOLDERS

The Company will provide without charge to each person whose proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission. Such written request should be directed to Gibraltar Industries, Inc., 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: Katherine E. Bolanowski. Each such request must set forth a good faith representation that, as of March 17, 2025, the person making the request was a beneficial owner of securities entitled to vote at the 2025 Annual Meeting of Stockholders.

66	G I B R A L T A R

OTHER MATTERS

The Company’s management does not currently know of any matters to be presented for consideration at the 2025 Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

We urge you to vote promptly to ensure that your shares are represented at the Annual Meeting.

The accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement are sent by Order of the Board of Directors.

Katherine E. Bolanowski General Counsel, Vice President and Secretary
Buffalo, New York
March 31, 2025

2025 PROXY STATEMENT	67

SAFE HARBOR STATEMENTS
Forward-Looking Statements
Certain information set forth in this Proxy Statement, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of increasing interest rates and inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation (including the latest Department of Commerce's solar panel anti-circumvention investigation, the Auxin Solar challenge to the Presidential waiver of tariffs, deadline to install certain modules under the waiver, and the Uyghur Forced Labor Prevention Act), rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
The contents of the Company's website or any other website referenced are not a part of this Proxy Statement.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this Proxy Statement, including adjusted net income, adjusted earnings per share (Adjusted EPS), days working capital (DWC) and free cash flow, each a non-GAAP financial measure. Adjusted net income excludes special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and/or discontinued products), senior leadership transition costs (associated with new and/or terminated senior executive roles), acquisition related costs (legal and consulting fees for recent business acquisitions), and portfolio management (which represents includes the recent gain on sale of the electronic locker business, the operating results generated by the processing business which was liquidated in 2023 and the Japan renewables business which was sold in 2023). The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from Adjusted EPS. ROIC is return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period. DWC is the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2023 and December 31, 2024 divided by the average net sales (net sales divided by 360 days). Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow % of net sales is net sales divided by free cash flow. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of adjusted measures, ROIC, DWC and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the adjusted financial measures reconciliation in the appendix of this Proxy Statement. The adjusted measures in this Proxy Statement should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company's presentation of non-GAAP financial measures should not be construed as an inference that the Company's future results will be unaffected by unusual or non-recurring items.

68	G I B R A L T A R

APPENDIX A
CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GIBRALTAR INDUSTRIES, INC.

Gibraltar Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by deleting the current Article THIRTEENTH and replacing it with the following:

“THIRTEENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The modification or repeal of this Article Thirteenth shall not affect the restriction hereunder of a director's or officer’s personal liability for any breach, act or omission occurring prior to such modification or repeal.”

SECOND: That thereafter, an annual meeting of the stockholders of the Corporation was held, at which meeting said amendment was approved.

THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

APPENDIX A	1

APPENDIX B - NON-GAAP MEASUREMENTS
The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with GAAP. Adjusted net income reflects the Company's net income as determined pursuant to GAAP, but excludes special charges consisting of restructuring costs (primarily associated with 80/20 simplification, lean initiatives and/or discontinued products), senior leadership transition costs, acquisition related costs, intangible asset impairment and portfolio management. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from Adjusted EPS. ROIC is return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period. DWC is the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2023 and December 31, 2024 divided by the average daily net sales (net sales divided by 360 days). Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow % of net sales is net sales divided by free cash flow.
The following summarizes the level of attainment for each financial performance goal during the years ended December 31, (dollar amounts in thousands, except per share data):

Adjusted EPS	2024
Net income per share - diluted, as reported	$4.46
Plus: Restructuring charges	$0.27
Plus: Senior Leadership Transition, Acquisition and Portfolio Management Costs	$(0.76)
Plus: Intangible asset impairment	$0.28
Net income per share - diluted, adjusted	$4.25

DWC	2024
Average net working capital, adjusted (1)	$190,504
Average daily net sales	$3,635
Days working capital (DWC)	52.4

ROIC	2024	2023	2022	2021	2020
Net income, as reported (2)	$137,340	$110,533	$82,406	$74,516	$64,566
Restructuring charges, senior leadership transition costs and intangible asset impairment, after tax	18,061	13,489	8,627	13,868	6,461
Acquisition related items, after tax	892	983	2,108	3,581	—
Portfolio management, after tax	(25,492)	1,535	16,218	—	—
Restructuring costs from discontinued operations, after tax	—	—	—	—	715
Loss on classification as held for sale, after tax benefit	—	—	—	—	28,600
Adjusted net income	130,801	126,540	109,359	91,965	100,342
Tax effected interest expense	(4,667)	2,222	2,925	1,234	473
Adjusted net income before interest	$126,134	$128,762	$112,284	$93,199	$100,815

Average adjusted invested capital (3)	$793,938	$852,701	$883,184	$828,216	$573,246

Return on invested capital (ROIC)	15.90%	15.10%	12.71%	11.30%	17.59%

(1)Average adjusted net working capital represents the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2023 and December 31, 2024.
(2)Income from continuing operations, as reported for 2021.
(3)Average adjusted invested capital represents the 13-month average of total stockholders’ equity adjusted for special charges plus debt, minus cash for the periods ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively.

APPENDIX B - NON-GAAP MEASUREMENTS	1

Free cash flow is cash flows from operating activities minus purchase of property, plant, and equipment, net as presented on a GAAP basis. Free cash flow as a % of net sales is net sales divided by free cash flow. In evaluating its business, the Company considers and uses free cash flows and free cash flow as a % of net sales as a supplemental measure of its operating performance.

The following summarizes free cash flow as a % of net sales for the year ended December 31, 2024 (dollar amounts in thousands):

Free Cash Flow as a % of Net Sales
Net sales	$1,308,764
Cash flows from operating activities	174,264
Purchase of property, plant, equipment, net	(19,930)
Free cash flow	$154,334
Free cash flow as % of net sales	11.8%

APPENDIX B - NON-GAAP MEASUREMENTS	2

GIBRALTAR

GIBRALTAR INDUSTRIES, INC.
3556 LAKE SHORE ROAD
P.O. BOX 2028
BUFFALO, NY 14219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2025 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62486-P20238

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GIBRALTAR INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of eight directors until the 2026 Annual Meeting of Stockholders

Nominees:	For	Against	Abstain
1a. Mark G. Barberio	☐	☐	☐
1b. William T. Bosway	☐	☐	☐
1c. James S. Metcalf	☐	☐	☐
1d. Gwendolyn G. Mizell	☐	☐	☐
1e. Linda K. Myers	☐	☐	☐
1f. James B. Nish	☐	☐	☐
1g. Atlee Valentine Pope	☐	☐	☐
1h. Manish H. Shah	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

If voting by Internet or Phone, do not return your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62487-P20238

ANNUAL MEETING OF STOCKHOLDERS OF GIBRALTAR INDUSTRIES, INC.
April 30, 2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints WILLIAM T. BOSWAY and JOSEPH A. LOVECHIO and each or either of them, attorneys and proxies, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC., to be held virtually at www.virtualshareholdermeeting.com/ROCK2025, on April 30, 2025, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof and to vote in their judgment upon all other matters that may properly come before such meeting. The undersigned revokes any proxy previously given to vote at such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, which are set forth on the reverse side hereof.

Continued and to be signed on the reverse side.